UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ALCOA CORPORATION

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March 19, 2020

Dear Alcoa Stockholders:

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa,” or the “Company”) to be held on Wednesday, May 6, 2020, at 10:00 a.m., Eastern Daylight Time (EDT), at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222*.

At the Annual Meeting, stockholders will vote on the matters set forth in the 2020 Proxy Statement (the “Proxy Statement”) and the accompanying notice of the Annual Meeting (the “Meeting Notice”). The Proxy Statement describes our governance structure, which features numerous governance best practices, and our executive compensation program, which “pays for performance.” We believe that both our governance structure and compensation program reinforce our alignment with stockholder interests. Highlights of the detailed information included in this Proxy Statement can be found in the “Proxy Statement Summary” starting on page 4.

Alcoa’s strategic priorities to reduce complexity in all aspects of our business, to drive returns, and to advance sustainably form the basis of our commitment to our stockholders to work towards continuous improvement of Company performance with accountability and transparency, through all market cycles. These strategic priorities are guided by our three corporate values—Act with Integrity, Operate with Excellence, Care for People—and together, provide a strong foundation for our actions.

In 2019, we took several actions to further strengthen the Company. In order to accelerate the achievement of our strategic priorities, Alcoa announced and implemented a new operating model based on a leaner, more integrated, operator-centric organization. In October, we announced a multi-year strategic review of our global operations, along with non-core asset sales, all with the intention of driving lower costs and achieving sustainable profitability.

Your vote is important to us. Whether or not you will attend the meeting, we hope that your shares are represented and voted. In advance of the meeting on May 6, please cast your vote through the Internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “How to Cast Your Vote” in the Proxy Statement Summary.

Thank you for being a stockholder of Alcoa.

Sincerely,

Michael G. Morris	Roy C. Harvey
Chairman	President, Chief Executive Officer and Director

*	Please see the Meeting Notice on page 1 regarding potential changes to the Annual Meeting location and related matters.

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Notice of 2020 Annual Meeting of Stockholders

Wednesday, May 6, 2020 10:00 a.m. Eastern Daylight Time	Fairmont Pittsburgh Grand Ballroom 510 Market Street Pittsburgh, Pennsylvania 15222*

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa” or the “Company”) will be held at the date, time, and location set forth above. Stockholders of record of Alcoa common stock at the close of business on March 11, 2020 are entitled to vote at the meeting.

The agenda for the Annual Meeting is:

1.	to elect the 12 director nominees identified in the accompanying Proxy Statement to serve one-year terms expiring at the 2021 annual meeting of stockholders;
2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020;
3.	an advisory vote to approve 2019 named executive officer compensation;
4.	to vote on a stockholder proposal to amend stockholder ability to act by written consent, if properly presented at the Annual Meeting; and
5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of Alcoa common stock as of the close of business on the record date or their authorized representatives by proxy may attend the Annual Meeting. You will need an admission ticket if you plan to attend the Annual Meeting. Please see the questions and answers section of the accompanying Proxy Statement for instructions on how to obtain an admission ticket. All attendees will need to present valid photo identification for admission to the Annual Meeting.

For information about Alcoa, please visit our website at www.alcoa.com.

On behalf of Alcoa’s Board of Directors,

Marissa P. Earnest

Senior Vice President, Chief Governance Counsel and Secretary

March 19, 2020

*

Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Alcoa Corporation is taking precautions and planning for the possibility that the 2020 Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the 2020 Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at www.alcoa.com/investors. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend.

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201 Isabella Street, Suite 500

Pittsburgh, Pennsylvania 15212

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2020

The Company’s Notice of 2020 Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report on Form 10-K are available online at www.proxyvote.com.

The Board of Directors (the “Board”) of Alcoa Corporation (“Alcoa” or the “Company”) is providing this Proxy Statement in connection with Alcoa’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020, at 10:00 a.m. Eastern Daylight Time (“EDT”), at the Fairmont Pittsburgh, Grand Ballroom, 510 Market Street, Pittsburgh, Pennsylvania 15222,* and any adjournment or postponement thereof.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on March 19, 2020. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing Internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card.

*	Please see the Meeting Notice on page 1 regarding potential changes to the Annual Meeting location and related matters.

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2020 PROXY STATEMENT

Proxy Statement (continued)

Cautionary Statement regarding Forward-Looking Statements

This Proxy Statement contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. For a discussion of some of the specific factors that may cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements, see risk factors described in our most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), filed with the SEC on February 21, 2020, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described in our 2019 Form 10-K are not exclusive and further information concerning our Company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

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2020 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Alcoa’s 2019 Form 10-K before you vote. References to “Alcoa,” “the Company,” “we,” “us” or “our” refer to Alcoa Corporation.

2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. EDT, May 6, 2020

Place:	Fairmont Pittsburgh Grand Ballroom 510 Market Street, Pittsburgh, Pennsylvania 15222*

Record Date:	March 11, 2020

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	An admission ticket is required to enter Alcoa’s Annual Meeting. See Question 6 in the “Questions and Answers About the Meeting and Voting” section for how to obtain a ticket.

*	Please see the Meeting Notice on page 1 regarding potential changes to the Annual Meeting location and related matters.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Alcoa.

Stockholders of record can vote prior to the Annual Meeting by:

Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 11:59 p.m. EDT on May 5, 2020. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. EDT on May 3, 2020.

Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning the voting instruction card, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible. See the “Questions and Answers About the Meeting and Voting” section for more details.

Voting Matters and Board Recommendations

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Item 1.	Election of 12 Directors to Serve for a One-Year Term Expiring in 2021	✓ FOR Each Nominee	16
Item 2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2020	✓ FOR	43
Item 3.	Advisory Vote to Approve 2019 Named Executive Officer Compensation	✓ FOR	46
Item 4.	Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent	✗ AGAINST	78

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2020 PROXY STATEMENT

Proxy Summary (continued)

Director Nominees

Alcoa’s Board is comprised of 12 members who are elected annually to each serve for a one-year term. Mr. James Owens, who has served as a member of the Board since Alcoa became an independent publicly traded company in November 2016 and a member of the board of directors of the Company’s former parent, Alcoa Inc., from 2005 to 2016, is retiring from the Board as of the date of the Annual Meeting. The Board has nominated Mr. Pasquale Fiore for election to the Board as the successor to Mr. Owens’ position.

The following table provides summary information about each director nominee standing for election to the Board for a one-year term expiring at the 2021 Annual Meeting.

Name	Age	Professional Background	Independent	Committee Memberships	Other Current Public Company Boards
Michael G. Morris (Chairman)	73	Retired Chairman, President, and Chief Executive Officer, American Electric Power Company, Inc.	Yes	—	L Brands, Inc.; The Hartford Financial Services Group, Inc.
Mary Anne Citrino	60	Senior Advisor, The Blackstone Group	Yes	Governance and Nominating; Safety, Sustainability and Public Issues	HP Inc; Ahold Delhaize; Barclays PLC
Pasquale Fiore	59	President, GNL Québec	Yes	—	—
Timothy P. Flynn	63	Retired Chairman, KPMG International	Yes	Compensation and Benefits (Chair); Safety, Sustainability and Public Issues	JPMorgan Chase & Co.; Walmart Stores, Inc.; United Health Group
Kathryn S. Fuller	73	Former Chair, Smithsonian National Museum of Natural History; Chair of Nominating and Governance Committee at The Robert Wood Johnson Foundation; Board member and Former Chair, Institute at Brown for Environment & Society	Yes	Compensation and Benefits; Governance and Nominating (Chair)	—
Roy C. Harvey	46	President and Chief Executive Officer, Alcoa Corporation	No	—	—
James A. Hughes	57	Managing Partner, EnCap Investments L.P.; Former Chief Executive Officer and Director, First Solar, Inc.	Yes	Audit; Safety, Sustainability and Public Issues	TPI Composites, Inc.; PNM Resources, Inc.
James E. Nevels	68	Founder and Chairman, The Swarthmore Group	Yes	Compensation and Benefits; Governance and Nominating	WestRock Company
Carol L. Roberts	60	Retired Senior Vice President and Chief Financial Officer, International Paper Company	Yes	Audit (Chair); Compensation and Benefits	V.F. Corporation
Suzanne Sitherwood	59	President and Chief Executive Officer, Spire Inc.	Yes	Audit; Safety, Sustainability and Public Issues	Spire Inc.
Steven W. Williams	64	Retired President and Chief Executive Officer, Suncor Energy Inc.	Yes	Compensation and Benefits; Governance and Nominating	TC Energy Corporation
Ernesto Zedillo	68	Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization and Professor, Yale University; Former President of Mexico	Yes	Audit; Safety, Sustainability and Public Issues (Chair)	Citigroup Inc.

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2020 PROXY STATEMENT

Proxy Summary (continued)

2019 Highlights

Business

In 2019, our achievements reflected our strategic priorities to reduce complexity, drive returns, and advance sustainably. We updated our third strategic priority from “strengthen the balance sheet” to “advance sustainably” in order to reflect our increasing focus on becoming a stronger, more sustainable company. In September 2019, we announced a new operating model to create a leaner organization, which became effective on November 1, 2019, and in October 2019, we initiated a multi-year portfolio review aimed at driving lower costs and achieving sustainable profitability.

We continued to strengthen and progress the Company by:

•	Driving improved operational stability, achieving annual production records in our Bauxite and Alumina segments;
•	Reaching several new modernized labor agreements that feature improved union collaboration and efficient work practices;
•	Completing the divestiture of historically unprofitable facilities and announcing the permanent closure of our Point Comfort alumina refinery, which had been fully curtailed since 2016;
•	Amending our joint venture agreement with the Saudi Arabian Mining Company (“Ma’aden”), which resulted in the divestiture of our 25.1% interest in the Ma’aden Rolling Company; and
•	Undertaking actions to reduce liabilities associated with pension and other postretirement employee benefit plans.

Executive Compensation

Our Compensation and Benefits Committee is committed to working with the Board and management to design compensation plans that motivate the Company’s executives and support business objectives that create stockholder value. The Company’s compensation plans for 2019 follow the same framework used in 2018. The Committee believes that the 2019 structure remains appropriate, supports the Company’s business objectives, and reflects stockholders’ interests, as demonstrated by the overwhelmingly strong support (over 96% approval) from stockholders for the Company’s advisory Say-on-Pay vote received in 2019.

Our Compensation and Benefits Committee has adopted an executive compensation philosophy that is based on three guiding principles to drive pay-for-performance and stockholder alignment:

(1)

Targeted at Median: Total compensation (base salary, annual cash incentives (“IC”), and long-term equity incentives (“LTI”)) is targeted at median of the peer group, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved at higher than target levels.

(2)	Equity-Dominant: Equity is the most significant portion of total compensation for named executive officers (“NEOs”) to align the interests of NEOs with the stockholders.
(3)	Diversified Metrics: IC and LTI metrics focus management on achieving the greatest positive impact on financial performance, without creating undue risk.

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2020 PROXY STATEMENT

Proxy Summary (continued)

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement provides a detailed discussion of Alcoa’s executive compensation philosophy and the pay programs applicable to our NEOs in 2019. Our executive compensation philosophy and programs include several best practices, as highlighted in the table below.

WHAT WE DO	WHAT WE DON’T DO

✓  We pay for performance

✓  We consider and benchmark against peer groups in establishing compensation

✓  We review compensation tally sheets for our executive officers

✓  We maintain robust stock ownership guidelines

✓  We schedule and price stock option and equity award grants to promote transparency and consistency

✓  We have clawback policies incorporated into our incentive plans

✓  We have double-trigger equity vesting in the event of a change-in-control where awards are assumed

✓  We pay competitive salaries and provide appropriate benefits to our executive officers

✓  We use a mix of stock price appreciation and operational metrics to align with the interests of stockholders

✓  We have a conservative compensation risk profile

✓  Our Compensation and Benefits Committee retains an independent compensation consultant

✗  We do not pay dividend equivalents on stock options and unvested restricted share units

✗  We do not allow share recycling

✗  We do not discount stock options or reprice underwater stock options (including cash-outs) without stockholder approval

✗  We do not allow short selling, hedging, or pledging of Company securities by our directors, executive officers, or employees

✗  We do not have excise tax gross-ups in our Change in Control Severance Plan

✗  We do not enter into multi-year employment contracts with our executive officers

✗  We do not pay above-market earnings on deferred compensation or other nonqualified plans

✗  We do not encourage excessive risk-taking in compensation practices

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2020 PROXY STATEMENT

Proxy Summary (continued)

Alignment of Pay and Performance

Our executive compensation program is designed so that IC and LTI, both of which are at-risk compensation, comprise the most significant portion of each NEO’s total compensation, meaning that the majority of pay is tied directly to the Company’s financial and stock price performance. Our NEOs’ compensation, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of LTI at the time of grant and not the value actually realized or potentially realizable from these grants. As a result, the SCT representation of our NEOs’ compensation reflects potential compensation at the time of the grant of the award and does not fully capture the alignment of pay and performance in our executive compensation program.

For purposes of demonstrating that our executive compensation program is indeed tied directly to the Company’s performance, we compared the target compensation of our Chief Executive Officer (“CEO”) relative to his actual incentive compensation for 2019, with respect to short-term incentive compensation, and for the three-year performance period of 2017-2019 for the LTI. The combined actual payout value was approximately 28.7% of the target awards, which is aligned with stockholders’ interests.

(1)

Reflects the LTI Awards granted in February 2017, including: (i) PRSUs for the performance period from January 1, 2017 through December 31, 2019; and (ii) RSUs and Options for the vesting period from February 2, 2017 through February 2, 2020, based on the December 31, 2019 closing price per share of $21.51.

(2)	Reflects the 2019 IC actual results for the January 1, 2019 through December 31, 2019 performance period.

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2020 PROXY STATEMENT

Proxy Summary (continued)

Corporate Governance

The Company is committed to world class corporate governance practices, which enhance accountability to our stockholders and support the long-term success of our business. Our corporate governance practices, highlighted below, are described in greater detail in the “Corporate Governance” section of this Proxy Statement.

Board Independence and Accountability
Board Independence	✓ Independent Board Chairman. ✓ 11 of 12 current Board members are independent. Our President and CEO is the only management director.
Board Leadership

✓  Our non-executive Chairman is appointed by the independent directors of the Board.

✓  Separate roles of non-executive Chairman and CEO.

✓  Our non-executive Chairman presides during the Board’s executive sessions.

Board Composition and Diversity

✓  Our current directors and our new director nominee have a diverse mix of skills, experience, and backgrounds, as specifically described under “Item 1 Election of Directors.”

✓  All director nominees exhibit certain key characteristics and skills, including high integrity, financial literacy, leadership experience, and business acumen, as further described under “Minimum Qualifications for Director Nominees and Board Member Attributes.”

✓  One-third of our 12 director nominees are women.

✓  11 of the 12 director nominees have served on the Board since our Company was formed in 2016.

Board Committees

✓  Fully independent Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees.

✓  Each committee has a written charter available on our website.

Board Accountability

✓  Annual elections of all directors.

✓  Simple majority voting in uncontested director elections.

✓  If not elected, a director must tender his or her resignation to the Board for its consideration.

✓  Annual certification of compliance with the Code of Conduct and related governance and ethics policies.

✓  Stockholder right to call special meetings of stockholders.

✓  No supermajority voting provisions for amendments to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Amended and Restated Bylaws (the “Bylaws”), or to approve corporate transactions.

✓  Annual Say-on-Pay vote.

✓  Annual stockholder ratification of the Audit Committee’s selection of our independent auditor.

✓  Stockholder engagement program to understand investor perspectives.

✓  One share, one vote.

✓  No poison pill.

Board Engagement

✓  Attendance:

•   Directors’ attendance at annual meetings of stockholders is expected absent good reason.

•   Director attendance at Board and committee meetings averaged 96% in 2019.

•   Approximately 96% average attendance rate by current directors at Board and Committee meetings since 2016.

✓  Our non-employee directors meet in regularly-scheduled executive sessions without management present.

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2020 PROXY STATEMENT

Proxy Summary (continued)

Responsiveness to Stockholders

✓  Following each annual meeting, the appropriate committees of the Board consider the vote outcomes of the management and stockholder proposals and proposed courses of action in light of those voting outcomes.

✓  At the 2019 Annual Meeting, an advisory stockholder proposal requesting the ability for stockholders to act by written consent received the support of approximately 41.5% of shares voted. The Governance and Nominating Committee continues to believe that, in light of the Company’s existing governance profile, including the fact that the Company’s Bylaws provide stockholders with a meaningful right to call special meetings, it is unnecessary to take steps to implement this proposal. Additionally, at the 2019 Annual Meeting, this proposal received less than majority support, which reflects that the holders of a majority of shares who voted on the proposal continue to support the Company’s current governance practices; this view was reinforced to us in the course of our engagement with our largest stockholders on this topic.

Proxy Access

✓  Stockholders have the ability to nominate directors through proxy access.

•   Available to a stockholder or a group of up to 20 stockholders that holds at least 3% of the Company’s common stock for at least three years.

•   May nominate the greater of two candidates or 20% of the number of directors then in office

Board Effectiveness
Board Evaluation and Assessments	✓ Annual Board and Board committee self-evaluation process. ✓ Annual Board evaluation of the CEO. ✓ Annual Board assessment of corporate governance best practices.
Overboarding Limits

✓  Limitations on overboarding directors:

•   Audit Committee Members—Should not simultaneously serve on more than two other public companies’ audit committees in addition to the Alcoa Audit Committee.

•   Public Company CEO Directors—Should not serve on more than two outside public company boards (in addition to the board of the company at which he or she is CEO).

•   Other Directors—Should not serve on more than four other public company boards in addition to the Alcoa Board.

Stockholder Access to Directors

✓  Stockholders may contact our Board as a whole, individual directors, or management by email or regular mail.

✓  Periodic investor conferences in which investors have an opportunity to engage with management with any relevant comments and discussions communicated to the Board.

Board Oversight of Risk

✓  Our full Board is responsible for risk oversight and the Board committees oversee certain key risks.

✓  Our Board oversees management in its assessment and mitigation of risks, and in taking appropriate risks.

Board Oversight of Political Activities	✓ The Safety, Sustainability and Public Issues Committee oversees the Company’s policies and practices relating to its political activities.
Succession Planning	✓ The Board actively monitors our management succession and development plans. ✓ The Board is regularly updated on employee engagement, diversity, and retention matters.

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2020 PROXY STATEMENT

Proxy Summary (continued)

Alignment with Stockholder Interests
Clawback and Anti-Hedging and Pledging Policies

✓  Our clawback policy permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results or violations of the Code of Conduct or similar codes that cause significant harm to Alcoa.

✓  Directors, executive officers, and employees are prohibited from:

•   executing short sales of Alcoa securities and derivative or speculative transactions in Alcoa securities;

•   using financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Alcoa securities; and

•   holding Alcoa securities in margin accounts or pledging Alcoa securities as collateral.

Stock Ownership

✓  Robust stock ownership guidelines:

•   The CEO and each of the other NEOs must retain equity equal in value to six-times and two- to three-times their base salaries, respectively.

•   Non-employee directors must retain equity in value of at least $750,000 until retirement.

Sustainability

✓  Alcoa is committed to operating sustainably.

✓  We established the Safety, Sustainability and Public Issues Committee to dedicate Board time and focus on sustainability, among other matters.

✓  We publish an annual Sustainability Report.

Corporate Responsibility

Our three core values—Act with Integrity, Operate with Excellence, Care for People—provide the foundation for our approach to corporate responsibility.

Through our stakeholder engagement practice, Alcoa Foundation and other programs at Alcoa, the Company engages with local communities and non-governmental organizations on numerous sustainability and related initiatives.

Presented below are some of the highlights of Alcoa’s corporate responsibility program. You can find additional details about these and other related programs on our website at www.alcoa.com.

Act with Integrity	We are open, honest and accountable.
Ethics and Compliance

✓  Our Company-wide ethics and compliance program ensures that integrity guides our business every day and every decision we make.

✓  Our entire workforce is required to adhere to our ethics policies and procedures, and to comply with all applicable laws and regulations.

✓  We expect our suppliers to adhere to sustainability and ethical standards based on our core values through our Supplier Standards.

✓  We assist certain suppliers in emerging and lagging categories to improve their sustainability programs, and work with third parties to enhance supplier assessment against broader social, environmental, and governance metrics.

Code of Conduct and Related Policies

✓  Alcoa’s Code of Conduct and related policies (including Anti-Corruption and Human Rights policies) apply to all Company directors, officers, and employees.

✓  Our Code of Conduct and these policies set forth expectations regarding how we conduct business worldwide.

✓  Training on our Code of Conduct and other policies is required for all employees.

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2020 PROXY STATEMENT

Proxy Summary (continued)

Promoting Ethical Behavior

✓  We maintain an Integrity Line available to employees, suppliers, and the general public to report ethical or compliance issues 24/7 in eight languages at www.alcoa.com.

✓  In 2019, all salaried employees were required to complete online courses on data privacy, anti-bribery, and avoiding trafficked labor.

Operate with Excellence	We relentlessly pursue outstanding and sustainable results.
Operations

✓  In November 2019, we implemented a new operating model for a leaner company, which is expected to provide annual savings in operating costs beginning in the second quarter of 2020.

✓  In 2019, we drove improved stability in our operations and achieved annual production records for both our Bauxite and Alumina portfolios.

✓  In 2019, we reached several new modernized labor agreements with unions in Australia, Canada, and the United States. Taken together, these contracts cover almost 70% of the unionized employees in these three countries.

✓  As a result of a more competitive and long-term labor agreement with employees at the Bécancour smelter, we began the process of restarting the facility in July 2019 and expect the restart to be completed in the second quarter of 2020.

✓  In 2019, we completed the divestiture of our historically unprofitable Avilés and La Coruña facilities in Spain after reaching an agreement with workers’ representatives at these facilities.

✓  In June 2019, we amended the joint venture agreement with Ma’aden, divesting our 25.1% interest in the Ma’aden Rolling Company to Ma’aden.

✓  In December 2019, we announced the permanent closure of our Point Comfort alumina refinery, which had been fully curtailed since June 2016.

✓  On December 31, 2019, we transferred the Afobaka hydroelectric dam in Suriname to the Government of the Republic of Suriname.

Sustainability Efforts and Recognitions

✓  Advancing sustainably is one of Alcoa’s strategic priorities and is an integral part of our culture and core strategy that drives us to minimize our impacts and maximize our value throughout the world.

✓  We have been named an Industry Leader by the Dow Jones Sustainability Index and have been included in the index every year since 2016.

✓  We launched ELYSISTM, a joint venture with Rio Tinto, in 2018 to advance larger scale development and commercialization of its patent-protected smelting technology that produces oxygen and eliminates all direct greenhouse gas (“GHG”) emissions from the traditional aluminum smelting process. In December 2019, Apple Inc. purchased the first commercial batch of ELYSISTM carbon-free aluminum for use in its products.

✓  We report in accordance with the Global Reporting Initiative standards and also look to other external standards and initiatives, including the Recommendations of the Task Force on Climate-related Financial Disclosures and the United Nations Global Compact.

✓  We evaluate issues identified by leading sustainability ranking organizations, such as the Dow Jones Sustainability Indices and CDP (formerly the Carbon Disclosure Project), to ensure we are considering our sustainability initiatives through both an internal and broader market perspective, including based on stockholder input.

✓  We participate in the Aluminium Stewardship Initiative (“ASI”) to further encourage sustainability in our supply chain, and we are members of the Standards Setting Committee, which is a multi-stakeholder body tasked with defining the standards.

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Proxy Summary (continued)

✓  Ten of our global operating locations across the aluminum value chain are certified to the Aluminum Stewardship Initiative’s Performance Standard and Chain of Custody Standard, which allows Alcoa to market certain products. We aim to have 80% of our assets certified to ASI by the end of 2020.

✓  We are a member of the International Council on Mining and Metals, which focuses on enhancing the industry’s contribution to society with safe, fair, and sustainable practices.

✓  Our SUSTANATM line of aluminum products is produced with low carbon emissions and recycled content.

✓  We are recognized as the top aluminum industry performer in the Sustainability Yearbook 2020. We were also named one of the “Most Responsible Companies” by Newsweek in December 2019.

✓  We maintain a Global Supplier Sustainability Program to assess and improve the sustainability-related practices of our suppliers. We have achieved the Gold category as a supplier with Ecovadis, which places Alcoa in the top 92 percentile of the industry.

✓  Aluminum is an infinitely recyclable product. We recycle aluminum in our casting and rolling operations, using both internal and purchased scrap. We also have closed-loop processes in place with customers, where aluminum scrap from their operations is returned to us for reuse.

Environmental Initiatives

✓  The Alcoa Foundation primarily focuses its funding in two key areas: (1) promoting the prevention of, and resilience to, climate change from human activity and (2) the restoration and preservation of biodiversity.

✓  We endorse biodiversity conservation, and we consider the mitigation hierarchy of avoidance, minimization, restoration and offsets during the lifecycle stages of our operations.

✓  We seek to avoid protected areas through our commitment not to explore, mine, or operate in World Heritage Sites and through rehabilitation and reclamation projects.

✓  We are leaders in land rehabilitation, which allows us to be among the few to mine in the Jarrah Forest in Western Australia and in the Amazon rainforest in Brazil.

✓  The Alcoa Foundation and American Forests continued a partnership to enhance biodiversity and combat climate change in 13 locations around the globe through the restoration of at-risk tree species. This program helps cities address climate change by engaging 4,500 volunteers in tree plantings.

✓  80% of our operating plants are certified against ISO 14001:2015 Environmental Management Systems Standard.

✓  As of December 31, 2019, approximately 73% of our aluminum smelting portfolio ran on renewable power sources, lessening our demand for fossil fuels.

✓  Our long-term sustainability goals include:

•   To maintain a five-year average ratio of 1:1 for active mining disturbance to mine rehabilitation across the Company (excluding long-term infrastructure). We rehabilitated over 1,140 hectares of mined land.

•   Reduction goals relating to bauxite residue land storage requirements and the intensity of our GHG (direct + indirect) emissions from smelting.

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Proxy Summary (continued)

Care for People	We treat all people with dignity and provide a diverse, inclusive work culture.
Diversity and Inclusion

✓  We believe that superior Company performance requires a variety of employee experiences, backgrounds, and characteristics.

✓  We hold our leaders accountable for diversity and inclusion and have incorporated diversity goals into our executives’ annual IC.

✓  Our businesses track diversity metrics and initiatives.

✓  We earned a score of 95% in the 2019 Corporate Equality Index, a national benchmark survey and report on corporate policies related to lesbian, bisexual, gay and transgender workplace equality, administered by the Human Rights Campaign Foundation.

✓  We were named to the 2020 Bloomberg Gender-Equality Index, which recognizes companies committed to transparency in gender reporting and advancing women’s equality.

✓  We have developed a trusting workplace program, which, in 2018, included the launch of the Harassment and Bully-Free Workplace Policy.

Employee Training and Development

✓  We utilize a three-year learning and development strategy, including enhancements to current programs such as Technical Leadership Excellence and Advancing Supervisory Excellence, with the goal of identifying new ways to connect with our global workforce for a more effective and engaging learning experience that is aligned with our business.

✓  We maintain a frequent check-in process for managers/employees and utilize new technology to simplify the performance process and ensure our employees, managers and human resources professionals have access to the same information.

✓  In 2019, we made implicit bias training available to our employees, which focused on understanding and avoiding unconscious bias.

✓  All of our employees have access to a global online learning management system, which houses thousands of online courses.

✓  We support employee participation in professional certification, leadership development and other external training programs.

Talent Acquisition

✓  Our global HR system provides an internal listing of all career opportunities globally. In 2018, we introduced a tool that ensures our job postings are gender neutral and without bias.

✓  We seek to hire from the local candidate pool when possible. We engage with universities to identify top local talent, and we offer internships and apprenticeships to help develop the local workforce.

Compensation

✓  To attract, retain, motivate, and engage our employees, we provide compensation that is competitive within the relevant labor market.

✓  In 2019, we continued to link 30% of our IC goals to non-financial metrics relating to sustainability—safety, gender representation in the workforce, and reductions in GHG emissions due to process improvements.

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Proxy Summary (continued)

Community Engagement

✓  Alcoa actively participates in every community in which we operate through partnerships to address local needs in a sustainable manner. One of our goals is stimulating economic activity at the local and regional levels to enable improved quality of life for employees including by:

•   providing stable, fair-paying jobs;

•   procuring goods and services from local suppliers when possible; and

•   investing in community infrastructure, such as a hospital in Juruti, Brazil.

✓  In 2019, we completed approximately 10,000 hours of employee volunteering work in the communities in which we operate.

✓  Our Indigenous Peoples Statement represents our continuing commitment to be honest and responsible in dealing with communities where we operate and where we actively manage closed sites.

Human Rights

✓  We are committed to respecting human rights wherever we operate in the world and have a Human Rights Policy.

✓  The Alcoa Human Rights Council (the “Council”) focuses on supporting human rights programs based upon the International Labour Organization’s core conventions and the United Nations Guiding Principles for Business and Human Rights. The Council has sponsorship at the executive level and includes representatives from each business segment and key resource unit.

✓  Throughout 2019, we performed human rights due diligence in our operations in Western Australia and our Alumar refinery in Brazil. We satisfactorily completed human rights risk assessments in the remaining operations in Brazil, the Baie Comeau smelter in Canada, the San Ciprián smelter in Spain, and our Mosjøen smelter in Norway.

Safety and Health

✓  In 2018 and 2019, we had zero employee and contractor fatalities. Sadly, in February 2020, a contractor died after an accident at the Poços de Caldas facility in Brazil.

✓  We strive to have zero fatalities and no life-threatening or life-altering injuries and illnesses.

✓  Our OneAlcoa United for Safety initiative incorporates temporary workers, contractors, and visitors into our safety programs.

✓  We have a safety strategy based on the use of reliable systems and a supportive safety culture. A number of different programs are implemented under these pillars, including:

•   critical safety risk management standards;

•   a risk-based audit program;

•   consistent root cause analysis for incident investigations;

•   critical control field verifications to assess if work is being conducted using required safeguards;

•   human performance training and the implementation of tools to prevent deviations and minimize consequences when deviations occur, including the authority to stop work;

•   a safety leadership standard;

•   safety leadership training;

•   safety culture measurements; and

•   the integration of safety into talent management.

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Item 1 Election of Directors

Alcoa’s Board, upon the recommendation of the Governance and Nominating Committee, has nominated 12 directors (11 current directors and one new director nominee) for election at this year’s Annual Meeting to hold office until the 2021 Annual Meeting. Directors are elected on an annual basis each for one-year terms.

All of the nominees, other than Mr. Fiore, currently serve as directors on the Alcoa Board and were elected to the Board by the stockholders at the 2019 Annual Meeting. Mr. Fiore was first introduced to the Governance and Nominating Committee as a potential nominee by a third-party search firm engaged by the committee. Each director nominee has agreed to be named in this Proxy Statement.

Pursuant to Alcoa’s Director Retirement Policy in our Corporate Governance Guidelines, no director should stand for election or re-election to the Board if the director has reached age 75 before the date of election or will reach age 75 during the term for which the director is being considered for nomination, unless the Governance and Nominating Committee determines that such director’s continued service is in the Company’s interests. In accordance with this policy, Mr. James Owens has not been nominated for re-election at the Annual Meeting. His term on the Board will expire at the Annual Meeting. The Board has nominated Mr. Pasquale Fiore for election to the Board to immediately succeed to Mr. Owens’ position on the Board, if he is elected by the stockholders at the Annual Meeting.

We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Majority Voting for Directors

Alcoa’s Bylaws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

If an incumbent director nominee is not elected in an uncontested election and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board. The Governance and Nominating Committee (excluding the nominee, if applicable) then will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board, excluding the nominee, will determine whether to accept the resignation and publicly disclose its decision in accordance with the Bylaws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of stockholders. In a contested election, the required vote is a plurality of votes cast. The election of directors at the Annual Meeting will be an uncontested election of directors.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes”). The following pages include biographical information about each of the director nominees and their specific experiences, qualifications, skills, and attributes that have led the Board and the Governance and Nominating Committee to conclude that they should serve as directors on Alcoa’s Board. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under the New York Stock Exchange (“NYSE”) listing standards and the Company’s Director Independence Standards. See “Director Independence.”

Director Qualifications, Skills, and Attributes

Our director nominees have substantial leadership, management, and industry experience and expertise in various fields, including international business, government relations and regulation, and in environmental, social, and governance (“ESG”) matters. The diversity of experience of our director nominees, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to reduce complexity, drive returns, and advance sustainably.

Because the skills matrix below is a summary, it does not include all of the qualifications, skills, attributes, experiences, and diversity that each director nominee offers.

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Item 1 Election of Directors (continued)

Director Qualifications, Attributes, and Skills
Leadership Experience. Significant leadership experience, including serving as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Industry Knowledge. Experience in the Company’s businesses and industries, including mining, refining, manufacturing, energy, and metals, contributes to the Board’s practical understanding in defining and directing Company strategy	∎		∎			∎	∎		∎	∎	∎
Operations. Experience overseeing complex operations and developing and implementing operational plans and business operations strategy contributes to the Board’s oversight of Company operations and strategy	∎		∎			∎	∎	∎	∎	∎	∎
Financial Literacy. Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Risk Assessment/ Management. Experience overseeing complex risk management matters strengthens the Board’s oversight of risks facing our Company	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Labor/Human Resources. Experience in management of labor relations and/or in human resources and talent management contributes to the Board’s practical understanding in Company decision-making and strategy	∎		∎	∎		∎	∎	∎	∎	∎	∎
Compensation. Experience with executive compensation and broad-based incentive programs contributes to the Board’s expertise in long- and short-term compensation planning	∎			∎	∎	∎	∎	∎	∎	∎	∎
Global Business. Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S. contributes to a diversity of perspectives in Board decision-making		∎	∎	∎	∎	∎	∎	∎	∎		∎	∎
Government/Regulatory. Experience in government and regulatory affairs, and regulated industries, including as part of a business and/or through positions with government organizations and regulatory bodies, contributes to the Board’s understanding of the regulatory environment and working with government agencies	∎	∎	∎	∎	∎		∎	∎		∎	∎	∎
Scientific Innovation/Technology. Technical or scientific knowledge and experience implementing technology strategies strengthens the Board’s expertise in research and development, long-term planning, and strategy	∎	∎	∎			∎	∎	∎	∎	∎	∎	∎
Legal. Experience acquired through a law degree in understanding legal risks and obligations strengthens the Board’s oversight of risks facing our Company	∎				∎		∎	∎
Environmental/Sustainability. Experience in ESG matters, community affairs, and/or corporate responsibility initiatives including sustainability, diversity and inclusion supports our goals to operate ethically, with accountability and transparency	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

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Item 1 Election of Directors (continued)

As further described below, our director nominees represent a range of backgrounds and overall experience. Our policy on Board diversity regarding the selection of nominees for the Board provides that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin, or sexual orientation or identity. Of the 12 director nominees, 33% are women, 17% are racially/ethnically diverse, and 25% hold international citizenship outside of the United States. The twelve director nominees also include a range of ages: under 50 (8%); 50-59 (25%); 60-69 (50%); and 70-75 (17%). In selecting a director nominee, the Governance and Nominating Committee focuses on skills, expertise, and background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. The Governance and Nominating Committee uses the skills matrix and the annual Board and committee evaluation process to assist it in assessing diversity of the Board and the effectiveness of the diversity policy.

Background information about the director nominees, including the business experience, individual skills, and qualifications that each director contributes to the Board’s effectiveness as a whole, are described on the following pages.

The Board of Directors recommends a vote “FOR” the election of each director nominee in Item 1.

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Item 1 Election of Directors (continued)

Michael G. Morris (Chairman) Director since: 2016 Age: 73 Committees: Not Applicable. Other Current Public Directorships: L Brands, Inc.; The Hartford Financial Services Group, Inc.

Career Highlights and Qualifications: Mr. Morris served as Chairman of American Electric Power Company, Inc. (“AEP”), one of the nation’s largest utility generators and owner of the largest electricity transmission system in the United States, from 2004 until his retirement in 2013. He served as President and Chief Executive Officer of AEP from 2004 through 2011. From 1997 to 2003, Mr. Morris was Chairman, President, and Chief Executive Officer of Northeast Utilities. Prior to that time, he held positions of increasing responsibility in energy and natural gas businesses.

Other Current Affiliations: Mr. Morris serves as Chair of the Finance Committee of the Michigan State University Law College. Mr. Morris is on the board of PLH Group, Inc., a private energy distribution company. He is also Chair of the Columbus Downtown Development Corporation, a non-profit organization dedicated to the development of facilities in the city. Mr. Morris serves on the board of Battelle Institute, which oversees many of the U.S. national labs. He is the former Chairman of the Eastern Michigan University Board of Regents.

Previous Public Directorships: Alcoa Inc. (2008-2016); Spectra Energy Partners GP, LLC (2013-2018)

Attributes and Skills: Mr. Morris has proven business acumen and leadership experience, having served as the Chairman and Chief Executive Officer of large, complex organizations. Mr. Morris is a leader in developing the carbon sequestration process, a technology that could be used in reducing greenhouse gas emissions, and his experience in the energy field is a valuable resource for the Board.

Mary Anne Citrino

Director since: 2016

Age: 60

Committees: Governance and Nominating Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

HP Inc.; Ahold Delhaize; Barclays PLC

Career Highlights and Qualifications: Ms. Citrino has served as Senior Advisor of The Blackstone Group, a multinational private equity, alternative asset management and financial services corporation, since 2015, and was Senior Managing Director of Blackstone Advisory Partners L.P. from 2004 until 2015. At Blackstone, she has advised a broad range of clients in the consumer products industry, including Procter & Gamble, Kraft Foods, and Nestlé. Before joining Blackstone, she spent more than 20 years advising clients at Morgan Stanley, where she served as a Managing Director.

Other Current Affiliations: Ms. Citrino serves on the Retail & Tourism Advisory Board of the Partnership Fund for New York City. Ms. Citrino also serves on the boards of private companies Trilliant Food and Nutrition, LLC, a vertically integrated coffee manufacturer, and InComm Inc., a provider of global prepaid and payment solutions.

Previous Public Directorships: Health Net, Inc. (2009-2016); Dollar Tree Inc. (2005-2018)

Attributes and Skills: Ms. Citrino’s more than 30-year career as an investment banker provides the Board with substantial knowledge regarding business operations strategy, as well as financial and investment expertise, which is important to the Board and Alcoa as the Company pursues its strategic plans.

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2020 PROXY STATEMENT

Item 1 Election of Directors (continued)

Pasquale (Pat) Fiore Not Currently Serving: First Nominated for Election at the 2020 Annual Meeting Age: 59 Committees: Not Applicable.

Career Highlights and Qualifications: Mr. Fiore is the President of GNL Québec, a Québec-based project development, construction, and operations company (“GNL”), where he has overseen the development of a liquified natural gas facility since 2018. Prior to joining GNL, Mr. Fiore was a Major Project Sponsor for a multi-billion dollar smelter modernization project then the Interim Chief Financial Officer of the aluminum business of Rio Tinto, a metals and mining company, until his retirement in 2015. Mr. Fiore also served as the President and Chief Executive Officer of Rio Tinto Group’s Global Bauxite and Alumina business in Australia from 2010 to 2014 and was Chief Operating Officer of the Atlantic Bauxite and Alumina business from 2008 until 2010. Previously he was a Global Practice Leader, Production, on a London-based team through which he developed and implemented best practice methodologies and metrics for asset management, fixed plant processing and strategic mine planning across the global organization of Rio Tinto. From 1982 to 2006, Mr. Fiore held several positions at QIT-Fer et Titane, a Canadian mining company, including President and several other technology and operations management positions, prior to and following its acquisition by Rio Tinto.

Other Current Affiliations: Mr. Fiore serves on the board of Feedback, a private music streaming company. He has been a professional engineer in the Order of Professional Engineers of Québec since 1982, and was a member of the board of directors of OxyNobel, a magnesium silicate recycling company from 2015 to 2020.

Previous Directorships: Noranda Aluminum Holding Corporation (2015-2016)

Attributes and Skills: Mr. Fiore’s more than 35 years of experience in the global metals and mining industry, including his significant experience in managing global bauxite and alumina operations, will contribute substantial industry knowledge to the Board and provide a valuable perspective on the operations and business strategy of a vertically integrated aluminum producer. Having served in roles ranging from a research engineer to the leader of a major business group, Mr. Fiore has significant leadership, industry, and global operational expertise.

Timothy P. Flynn

Director since: 2016

Age: 63

Committees: Compensation and Benefits Committee (Chair); Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

JPMorgan Chase & Co.; Walmart Stores, Inc.; United Health Group

Career Highlights and Qualifications: Mr. Flynn served as Chairman of KPMG International, a global professional services organization that provides audit, tax, and advisory services, from 2007 until his retirement in October 2011. He also served as Chairman from 2005 to 2010 and Chief Executive Officer from 2005 to 2009 of KPMG LLP in the U.S., the largest individual member firm of KPMG International. Before serving as Chairman and Chief Executive Officer, Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services at KPMG, with operating responsibility for the Audit, Risk Advisory, and Financial Advisory Services practices.

Other Current Affiliations: Mr. Flynn serves as a trustee for the University of St. Thomas-Minnesota.

Previous Public Directorships: The Chubb Corporation (2013-2016)

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Item 1 Election of Directors (continued)

Attributes and Skills: Through his leadership positions at KPMG, Mr. Flynn gained perspective on the evolving business and regulatory environment, and he brings to the Board his experience with many of the issues facing complex, global companies, as well as his expertise in financial services and risk management.

Kathryn S. Fuller Director since: 2016 Age: 73 Committees: Compensation and Benefits Committee; Governance and Nominating Committee (Chair)

Career Highlights and Qualifications: Ms. Fuller serves on the board and is the former Chair of the Institute at Brown for Environment & Society (Brown University) which seeks to prepare leaders to understand and holistically manage complex social and environmental systems. Ms. Fuller also serves on the board, and chairs the Nominating and Governance Committee of, The Robert Wood Johnson Foundation, a leading philanthropic organization in the field of health and health care In 2017, Ms. Fuller was elected to be a member of the American Academy of Arts and Sciences, one of the oldest learned societies in the United States that is devoted to the advancement and study of key societal, scientific, and intellectual issues.

Ms. Fuller served as Vice Chair of the Board of Directors of the Smithsonian National Museum of Natural History until the expiration of her term in December 2019, and formerly served as the Chair until November 2016. In addition, Ms. Fuller served as President and Chief Executive Officer of World Wildlife Fund U.S. (“WWF”), one of the world’s largest nature conservation organizations from 1989 until July 2005. Ms. Fuller continues her affiliation with WWF as Board Director Emerita. Ms. Fuller was Chair of The Ford Foundation, a nonprofit organization, from 2004 to 2010. Ms. Fuller was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars, a nonpartisan institute established by Congress for advanced study of national and world affairs, for the academic year beginning in October 2005.

Throughout her career, Ms. Fuller held various responsibilities with WWF and The Conservation Foundation, including executive vice president, general counsel, and director of WWF’s public policy and wildlife trade monitoring programs and has held several positions in the U.S. Department of Justice.

Other Current Affiliations: Ms. Fuller chairs the finance and compensation committees of the Summit Foundation. She also serves on the board of the Greater Himalayas Foundation.

Previous Public Directorships: Alcoa Inc. (2002-2016)

Attributes and Skills: Ms. Fuller has led three internationally recognized and respected organizations, and her leadership and experience with environmental, sustainability, and health focus provides valuable insight to the Board. Alcoa recognizes that it must earn the right to continue to do business in the areas in which we operate, and Ms. Fuller’s perspective on sustainable development provides the Board and Company broad perspective on its efforts to advance sustainably and engage with and improve the communities in which we operate.

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2020 PROXY STATEMENT

Item 1 Election of Directors (continued)

Roy C. Harvey Director since: 2016 Age: 46 Committees: Not Applicable.

Career Highlights and Qualifications: Mr. Harvey is the President and Chief Executive Officer of Alcoa Corporation.

Mr. Harvey has served as Chief Executive Officer of Alcoa since November 2016 and as President since May 2017. From October 2015 until November 1, 2016, the date of the separation of Alcoa from its former parent company, Alcoa Inc., (the “Separation”), Mr. Harvey was Executive Vice President of Alcoa Inc. and President of its Global Primary Products business. From June 2014 to October 2015, he was Executive Vice President, Human Resources and Environment, Health, Safety and Sustainability at Alcoa Inc. As part of that role, he also oversaw the Alcoa Foundation, one of the largest corporate foundations in the U.S. In addition, Mr. Harvey held a variety of operational and financial assignments across the U.S., Europe, and Latin America during his career at Alcoa Inc., predominantly in its upstream business. As the Chief Operating Officer for Global Primary Products from July 2013 to June 2014, he oversaw the day-to-day global operations of the mining, refining, smelting, casting, and energy businesses. Prior to that role, he was Chief Financial Officer for Global Primary Products from December 2011 to July 2013. Mr. Harvey also interfaced with securities analysts and investors globally as Director of Investor Relations from September 2010 to November 2011, and he was Director of Corporate Treasury from January 2010 to September 2010. Mr. Harvey joined Alcoa Inc. in 2002 as a business analyst for Global Primary Products in Knoxville, Tennessee.

Attributes and Skills: As the only management representative on the Board, Mr. Harvey’s leadership of, and extensive experience and familiarity with, Alcoa’s businesses provides the Board with invaluable insight into the Company’s operations and strategic direction. His broad range of operational, financial, investor relations, and other roles have given him an in-depth and well-rounded understanding of the Company.

James A. Hughes

Director since: 2016

Age: 57

Committees: Audit Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

TPI Composites, Inc.; PNM Resources, Inc.

Career Highlights and Qualifications: Mr. Hughes has served as a Managing Partner of EnCap Investments L.P., focusing on investing in power and renewables, since September 2019. He formerly served as Chief Executive Officer and Managing Director of Prisma Energy Capital, a private entity focused on investments in energy storage, from December 2017 until its acquisition by EnCap Investments L.P. in September 2019. He is the former Chief Executive Officer and Director of First Solar, Inc. (“First Solar”), a leading global provider of comprehensive photovoltaic solar systems. He joined First Solar, Inc. in March 2012 as Chief Commercial Officer and was appointed Chief Executive Officer in May 2012. He stepped down as Chief Executive Officer on June 30, 2016 and resigned from its board on September 1, 2016. Prior to joining First Solar, Mr. Hughes served, from October 2007 until April 2011, as Chief Executive Officer and Director of AEI Services LLC, a private company that owned and operated power distribution, power generation (both thermal and renewable), and natural gas transportation and distribution businesses in emerging markets worldwide. From 2004 to 2007, he engaged in principal investing that focused on micro-cap investments in North American distressed manufacturing assets. Previously, he served as President and Chief Operating Officer of Prisma Energy International, with interests in

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2020 PROXY STATEMENT

Item 1 Election of Directors (continued)

international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron Corporation in positions that included President and Chief Operating Officer of Enron Global Assets, President and Chief Operating Officer of Enron Asia Pacific, Africa, and China, and Assistant General Counsel of Enron International.

Other Current Affiliations: Mr. Hughes is a former Chairman and Director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. He is currently a member of the Energy Advisory Council of the Federal Reserve Bank of Dallas.

Previous Public Directorships: First Solar, Inc. (2012-2016); APR Energy PLC (2013-2015)

Attributes and Skills: Mr. Hughes’ extensive experience in the energy sector and previous leadership positions at large energy companies enable him to contribute valuable business, operational, and management expertise to the Board given the Company’s portfolio of energy assets. Mr. Hughes’ service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco also imparts significant financial expertise. Mr. Hughes is an audit committee financial expert.

James E. Nevels Director since: 2016 Age: 68 Committees: Compensation and Benefits Committee; Governance and Nominating Committee Other Current Public Directorships: WestRock Company

Career Highlights and Qualifications: Mr. Nevels founded The Swarthmore Group, an investment advisory firm, in 1991 and has served as its Chairman since that time. He has nearly 40 years of experience in the securities and investment industry and is a member of The Swarthmore Group’s Executive Committee. Mr. Nevels was appointed by the President of the United States to the Advisory Committee to the Pension Benefit Guaranty Corporation and served as Chairman from 2005 until 2007. In December 2001, Mr. Nevels was appointed by the Governor of Pennsylvania as Chairman of the Philadelphia School Reform Commission and served through September 2007, overseeing the turnaround of the Philadelphia School System, then the ninth largest school district in the United States. In addition, Mr. Nevels served as a member of the Board of The Federal Reserve Bank of Philadelphia from 2010 to 2015 and served as Chair of the Board from 2014 through 2015.

Other Current Affiliations: Mr. Nevels served as the Lead Independent Director of WestRock Company from 2017 through 2018. Mr. Nevels is a member of the Board of Trustees of the Pro Football Hall of Fame (Emeritus Status), a member of the Council of Foreign Relations, and a member of the board of directors of the Pennsylvania Fly Fishing Museum Association.

Previous Public Directorships: The Hershey Company (2009-2017; Chairman, 2009-2015; and Lead Independent Director, 2015-2017); XL Group (2017-2018); First Data Corporation (2014-2019)

Attributes and Skills: Mr. Nevels’ background and experience as an investment advisor and director and chairman of large public companies gives the Board and Alcoa the benefit of his broad knowledge and perspective on the governance and leadership of publicly traded companies, as well as financial expertise.

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Item 1 Election of Directors (continued)

Carol L. Roberts Director since: 2016 Age: 60 Committees: Audit Committee (Chair); Compensation and Benefits Committee Other Current Public Directorships: V.F. Corporation

Career Highlights and Qualifications: Ms. Roberts was Senior Vice President and Chief Financial Officer of International Paper Company (“IP”), a global leader in packaging and paper with manufacturing operations in 24 countries, from 2011 until 2017 when she retired. Ms. Roberts has over 35 years of industrial manufacturing experience, having worked in multiple facilities and across various functions at IP. Before being named Chief Financial Officer in 2011, Ms. Roberts led IP’s largest business, the Industrial Packaging Group. While in that role, she led IP’s acquisition of Weyerhaeuser’s packaging business. Ms. Roberts also served as IP’s Vice President of People Development for three years, during which she developed human resources programs that had a major impact on IP’s talent posture and employee engagement. Ms. Roberts served in a variety of operational and technical roles since beginning her career with IP in 1981 as an associate engineer at the company’s Mobile, Alabama mill.

Other Current Affiliations: Ms. Roberts serves on the Board of Trustees for the University of Memphis and on the board of Divergent 3D, a private, 3D printing manufacturer of automotive parts.

Previous Public Directorships: Alcoa Inc. (2014-2016)

Attributes and Skills: Ms. Roberts’ career spans engineering, manufacturing, business management, human resources, and finance, bringing deep cross-functional knowledge and experiences to the Board. Her role as Chief Financial Officer of IP provides a strong foundation for valuable contributions to Board discussions relating to financial, accounting, and strategic matters. Ms. Roberts is an audit committee financial expert.

Suzanne Sitherwood Director since: 2016 Age: 59 Committees: Audit Committee; Safety, Sustainability and Public Issues Committee Other Current Public Directorships: Spire Inc.

Career Highlights and Qualifications: Ms. Sitherwood has been the Chief Executive Officer of Spire Inc. (“Spire”) since February 2012 and has been its President and a member of its board since September 2011. She serves on Spire’s Strategy Committee. Spire is the fifth largest publicly-traded natural gas company in the U.S., serving nearly 1.7 million homes and businesses. Under Ms. Sitherwood’s leadership, Spire’s enterprise value has grown from $1.2 billion to $6.5 billion and its market capitalization has grown from $959 million to $4 billion. Spire operates natural gas utilities serving customers across Alabama, Mississippi, and Missouri, and its gas-related businesses include Spire Marketing, Spire STL Pipeline and Spire Storage. Prior to joining Spire, Ms. Sitherwood was President of three natural gas utilities at AGL Resources serving more than 1.6 million customers.

Other Current Affiliations: Ms. Sitherwood serves as the chair of the Federal Reserve Bank of St. Louis and AllianceSTL, which is a regional organization focused on economic development in the St. Louis region. She also serves on the boards of Civic Progress St. Louis, United Way of Greater St. Louis, St. Louis Regional Chamber, and the American Gas Association.

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Item 1 Election of Directors (continued)

Attributes and Skills: With more than 35 years of experience in the natural gas industry, serving in various roles including engineering, operations, and leadership, Ms. Sitherwood possesses significant leadership and management experience working in a regulatory environment while implementing strategic growth initiatives. Ms. Sitherwood is an audit committee financial expert.

Steven W. Williams Director since: 2016 Age: 64 Committees: Compensation and Benefits Committee; Governance and Nominating Committee Other Current Public Directorships: TC Energy Corporation

Career Highlights and Qualifications: Mr. Williams was the Chief Executive Officer of Suncor Energy, Inc., a Canadian integrated energy company, having served in such role from May 2012 until his retirement in May 2019, and served as President of Suncor Energy from December 2011 to November 2018. His career with Suncor Energy began in 2002 when he was appointed Executive Vice President, Corporate Development and Chief Financial Officer. He also served at Suncor Energy as Executive Vice President, Oil Sands, from 2003 to 2007 and as Chief Operating Officer, from 2007 to 2011. Mr. Williams has more than 40 years of international energy industry experience, including 18 years at Esso/Exxon.

Other Current Affiliations: Mr. Williams is a fellow of the Institution of Chemical Engineers, a member of the Institute of Directors, and is a member of the National Association of Corporate Directors. He is one of 12 founding chief executive officers of Canada’s Oil Sands Innovation Alliance, a former member of both the advisory board of Canada’s Ecofiscal Commission the Board of the Business Council of Canada.

Previous Public Directorships: Suncor Energy, Inc. (2012-2019)

Attributes and Skills: Mr. Williams has decades of experience in leadership positions at large, publicly-traded energy companies. His expertise in the energy sector, with both operational and financial aspects, brings valuable insight and experience to the Board. Mr. Williams also has extensive experience with business leadership organizations and advising government organizations regarding businesses and the economy.

Ernesto Zedillo Director since: 2016 Age: 68 Committees: Audit Committee; Safety, Sustainability and Public Issues Committee (Chair) Other Current Public Directorships: Citigroup Inc.

Career Highlights and Qualifications: Dr. Zedillo has been at Yale University since 2002, where he is the Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization, Professor in the Field of International Economics and Politics, Professor of International and Area Studies, and Professor Adjunct of Forestry and Environmental Studies. He was a Distinguished Visiting Fellow at the London School of Economics in 2001.

Dr. Zedillo was President of Mexico from December 1994 to December 2000. He served in the Federal Government of Mexico as Undersecretary of the Budget (1987-1988), as Secretary of Economic Programming and the Budget and board member of various state-owned enterprises, including PEMEX, Mexico’s national oil company (1988-1992), and as Secretary of Education (1992-1993). Prior to that time, Dr. Zedillo served as deputy manager of economic research and deputy director of the central bank of Mexico and was the founding General Director of the Trust Fund for the Coverage of

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Item 1 Election of Directors (continued)

Exchange Risks, a mechanism created to manage the rescheduling of the foreign debt of the country’s private sector that involved negotiations and complex financial operations with hundreds of firms and international banks. He also taught economics at the National Polytechnic Institute and El Colegio de Mexico.

Other Current Affiliations: Dr. Zedillo belongs to the international advisory board of BP. He is also a senior advisor to the Credit Suisse Research Institute and the Chair of the Natural Resource Governance Institute, a non-profit institution.

Previous Public Directorships: Alcoa Inc. (2002-2016); Promotora de Informaciones, S.A. (2010-2017); The Procter & Gamble Company (2001-2019)

Attributes and Skills: From his broad experience in government and international politics and his prior service as President of Mexico, Dr. Zedillo brings international perspective and insight to matters such as government relations and economic, political, and public issues in the various countries in which Alcoa operates to our Board. Dr. Zedillo also has significant financial experience and is an audit committee financial expert.

Nominating Board Candidates—Procedures and Director Qualifications

Stockholder Recommendations for Director Nominees

The Governance and Nominating Committee (for purposes of this section, the “Committee”) will consider candidates for the Board recommended by stockholders. Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Alcoa Corporation, Governance and Nominating Committee, c/o Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and Bylaws. Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, a description of all direct and indirect compensation, and other arrangements between the proposed nominee and the nominating stockholder, and a completed questionnaire with respect to the background and qualification of the proposed nominee. The Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Advance Notice Director Nominations

Alcoa’s Bylaws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the stockholder must provide to Alcoa’s Secretary written notice of the stockholder’s intent to make such a nomination or nominations not earlier than the close of business of the 120th day and not later than the close of business on the 90th day before the first anniversary date of the immediately preceding annual meeting, except as otherwise provided in the Bylaws. If the number of directors is increased by the Board and there is no public announcement at least 100 days prior to the first anniversary date of the immediately preceding annual meeting, a previously submitted timely notice will be considered timely with regard to nominees for the new positions on the Board if received before the close of business on the 10th day following public announcement of the increase of the size of the Board.

If a stockholder intends to nominate directors for a special meeting of the Board at which directors will be elected, to be timely, the stockholder must provide written notice to Alcoa’s Secretary not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the special meeting. If the first public announcement of the special meeting is less than 100 days prior to the special meeting, a notice will be timely if received by the 10th day following the public announcement of the special meeting.

A stockholder nominating a director for election must provide the information regarding that nominee in the format required by the Bylaws, and otherwise comply with all applicable requirements in the Bylaws. Any such notice must be sent to our principal executive offices: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For the 2021 Annual Meeting, such notice must be delivered to the Secretary no earlier than the close of business on January 6, 2021 and no later than the close of business on February 5, 2021.

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Item 1 Election of Directors (continued)

Proxy Access Director Nominations

In addition to advance notice procedures, our Bylaws also include provisions permitting, subject to certain terms and conditions set forth therein, stockholders who have maintained continuous qualifying ownership of at least 3% of outstanding Alcoa common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Proxy access candidates and the stockholder nominators meeting the qualifications and requirements set forth in our Bylaws will be included in the Company’s proxy statement and ballot. To be timely, an eligible stockholder’s proxy access notice must be delivered to our principal executive offices, Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, no earlier than 150 days and no later than 120 days before the one-year anniversary of the date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the Bylaws. For the 2021 Annual Meeting, such notice must be delivered to the Secretary no earlier than October 20, 2020 and no later than November 19, 2020.

Minimum Qualifications for Director Nominees and Board Member Attributes

The Committee is charged with determining the criteria, objectives and procedures for selecting members of the Board. The Board membership criteria are set forth in the Company’s Corporate Governance Guidelines, and the Committee will consider such criteria in the context of the existing composition and needs of the Board and its committees.

Alcoa has adopted the following criteria for identification, evaluation and selection of directors (which apply regardless of the nominator):

✓	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.
✓

Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s stockholders, as well as its other stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be primarily beholden to any special interest group or constituency.

✓

It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

✓

Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

✓

Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.

✓

Directors should have proven business acumen, serving or having served as a chief executive officer, or other senior leadership role, in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well-respected, nationally or internationally recognized educational institution, not-for-profit organization or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor, which adds substantial value to the oversight of material issues related to the Company’s business.

✓

Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

✓

Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert.”

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Item 1 Election of Directors (continued)

✓

Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing Board and team performance over individual performance and respect for others and their views.

✓	New director nominees should be able to and committed to serve as a member of the Board for an extended period of time.
✓

While diversity, the variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance and Nominating Committee will focus on any special skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature.

✓	Directors should have reputations, both personal and professional, consistent with the Company’s values and reputation.

Process for Identification and Evaluation of Director Candidates

Candidates for nomination to the Board may be suggested by current directors, management, stockholders, or a third-party search firm engaged to assist with director recruitment. Mr. Fiore was identified as a director candidate by a third-party search firm retained by the Committee. The Committee provided the third-party search firm with guidance as to the skills, experience, and qualifications that the Committee was seeking in potential candidates, and the search firm identified candidates for the Committee’s consideration.

The process to determine director nominees for election to the Board is based upon the recommendations of the Committee which is responsible for selecting directors to recommend to the Board for election by the stockholders and to recommend qualified individuals to fill vacancies between stockholder meetings. The Committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If a consensus is reached by the Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the Committee will conduct interviews with the candidate and may invite other Board members or senior Alcoa executives to interview the candidate to assess the candidate’s overall qualifications. The Committee will consider the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by stockholders, and was followed with respect to Mr. Fiore.

Non-Employee Director Compensation Program

Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, as well as to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Alcoa and fulfill the other responsibilities required of our directors. Based on a benchmarking analysis completed prior to Alcoa becoming an independent company in 2016, the Company’s non-employee directors receive a retainer of cash and equity-based compensation totaling $240,000 per year (plus committee service fees, if applicable) for service on the Board. In addition, Mr. Morris receives an additional non-executive Chairman fee in the amount of $150,000, which amount was recommended to the Board by the Governance and Nominating Committee (for purposes of this section, the “Committee”) based on a comparative market analysis prepared by Pay Governance LLC (“Pay Governance”), the independent compensation consultant utilized by the Compensation and Benefits Committee, performed in November 2016. The current director compensation policy was set in 2016. Mr. Harvey, our sole employee director, does not receive additional compensation for his Board service.

Consistent with its charter, the Committee reviews director compensation periodically and recommends changes to the Board as it deems appropriate. In 2019, the Committee reviewed the director compensation program based on a market analysis provided by Pay Governance of Alcoa’s program relative to non-employee director compensation programs of

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Item 1 Election of Directors (continued)

companies in our CEO compensation benchmarking peer group (as set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement), which concluded that overall director compensation was slightly below market median. However, no changes were made to the non-employee director compensation program in 2019.

Director Fees

The table below sets forth the components of compensation for our non-employee directors approved by the Board with respect to 2019:

Annual Compensation Element	Amount

Equity Award for Non-Employee Directors	$120,000	(1)

Cash Retainer for Non-Employee Directors(2)	$120,000

Annual Cash Fees(2)

Non-Executive Chairman Fee	$150,000

Audit Committee Chair Fee (includes Audit Committee Member Fee)	$27,500

Audit Committee Member Fee	$11,000

Compensation and Benefits Committee Chair Fee	$20,000

Other Committee Chair Fee	$16,500
(1)

The annual equity award is granted in the form of restricted share units for continuing directors following each annual meeting, and generally will vest after one year in accordance with the Alcoa Corporation Non-Employee Director Compensation Policy. Vested restricted share units will be settled in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

(2)

Each non-employee director may elect to defer all or part of his or her cash compensation pursuant to the Alcoa Corporation Directors’ Deferred Fee Plan, as amended (“Deferred Fee Plan”). Directors may elect to defer their cash compensation into various investment options or into restricted share units that are fully vested at grant. Deferred cash amounts are paid in cash either in a lump sum or installments following termination of service on the Board in accordance with the elections made by non-employee directors. Cash fees that are deferred into restricted share units will be settled in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

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Item 1 Election of Directors (continued)

2019 Director Compensation

The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Michael G. Morris	$270,000	$120,000	$390,000

Mary Anne Citrino	$120,000	$120,000	$240,000

Timothy P. Flynn	$130,000	$120,000	$250,000

Kathryn S. Fuller	$136,500	$120,000	$256,500

James A. Hughes	$131,000	$120,000	$251,000

James E. Nevels	$120,000	$120,000	$240,000

James W. Owens	$130,000	$120,000	$250,000

Carol L. Roberts	$147,500	$120,000	$267,500

Suzanne Sitherwood	$131,000	$120,000	$251,000

Steven W. Williams	$120,000	$120,000	$240,000

Ernesto Zedillo	$147,500	$120,000	$267,500
(1)	Mr. Fiore is not included in the table because he did not serve on the Board during fiscal year 2019.
(2)

This column reflects the cash fees earned by directors for Board and committee service to Alcoa from January 1, 2019 through December 31, 2019, whether or not such fees were deferred. For 2019 compensation, two of our directors deferred their cash fees, or a portion thereof, into restricted share units in the following amounts: Mr. Flynn, $129,949; and Mr. Williams, $119,940.

(3)

This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”), of the restricted share unit awards granted by Alcoa on May 10, 2019. A discussion of the relevant assumptions is set forth in Notes B and M to the Consolidated Financial Statements in Part II, Item 8 of the 2019 Form 10-K. As of December 31, 2019, each of our directors held 4,792 unvested restricted share units. The Company does not pay fractional shares; any fractional share amounts are paid in cash.

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of directors with the long-term interests of our stockholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 of our common stock, including restricted share units. Cash-settled deferred share units relating to Alcoa common stock (acquired at Separation for certain directors’ service on the board of directors of Alcoa Inc. pursuant to the Deferred Fee Plan) are counted for purposes of meeting the stock ownership requirement. Whether non-employee directors hold shares of Alcoa common stock, restricted share units, or deferred share units, they have the same economic interest in the performance of the Company, which further aligns the directors’ interests with those of our stockholders. Non-employee directors invest 50% of their annual compensation in Alcoa stock (or stock equivalents), and they are required to do so until they satisfy the director stock ownership guideline and must maintain that investment until they retire from the Board. It is the opinion of the Board that this policy reinforces a focus on long-term stockholder value.

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Item 1 Election of Directors (continued)

The following table shows the value of each current non-employee director’s holdings in Alcoa common stock, restricted share units, and deferred share units as of January 1, 2020, based on the average closing price per share of our common stock on the NYSE for all active trading days in December 2019, in accordance with stock ownership guideline for non-employee directors.

Non-Employee Directors(1)	Value of Alcoa Stock, Restricted Share Units and Deferred Share Units

Michael G. Morris	$1,259,589

Mary Anne Citrino	$331,757

Timothy P. Flynn	$484,640

Kathryn S. Fuller	$789,572

James A. Hughes	$268,447

James E. Nevels	$269,136

James W. Owens	$1,001,322

Carol L. Roberts	$551,538

Suzanne Sitherwood	$268,447

Steven W. Williams	$475,379

Ernesto Zedillo	$1,215,637
(1)	Mr. Fiore is not included in the table because he does not currently serve on the Board and he did not serve on the Board during fiscal year 2019.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

The Company’s Insider Trading Policy prohibits directors, executive officers, and employees from engaging in short selling, hedging or pledging transactions with respect to our securities. See “What We Don’t Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding our no hedging and no pledging policies.

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Corporate Governance

The Board has adopted a number of policies to support our values and good corporate governance, which are central to the success of our business and in advancing stockholder interests.

Corporate Governance Highlights

The following governance documents are available on our website, www.alcoa.com, under “Investors—Corporate Governance—Governance Documents.”

•	Certificate of Incorporation and Bylaws
•	Committee Charters
•	Corporate Governance Guidelines (which include the Director Independence Standards)
•	Code of Conduct

Paper copies of the documents listed above can be obtained by writing to Alcoa Corporation, Attention: Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

Please see the “Proxy Statement Summary” for highlights of Alcoa’s corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management level with a view to achieving Alcoa’s strategic objectives. They are subject to modification by the Board at any time.

Code of Conduct

The Company’s Code of Conduct applies equally to the directors and to all officers and employees of the Company, as well as those of our controlled subsidiaries, affiliates, and joint ventures. The Code of Conduct incorporates a Code of Ethics applicable to the Chief Executive Officer, Chief Financial Officer, and other financial professionals, including the Controller. We conduct annual surveys regarding compliance.

Only the Audit Committee can amend or grant waivers from the provisions of the Code of Conduct, and any such amendments or waivers applicable to directors and executive officers will be posted promptly on our website, www.alcoa.com. No waivers have been granted to date.

Code of Conduct training is mandatory for all employees. Salaried employees complete the training online and shop floor employees receive the same training in organized group sessions. The training is focused on the Company’s policies and procedures, and provides information on how to ask questions and raise concerns through the Company’s Integrity Line and other resources.

Board Information

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the independence requirements pursuant to the listing standards of the NYSE, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards include a list of categories of material relationships affecting the determination of a director’s independence. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards or the NYSE listing standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.

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Corporate Governance (continued)

The Board has affirmatively determined that Mr. Fiore and each of the current directors (Messrs. Morris, Flynn, Hughes, Nevels, Owens, and Williams, Dr. Zedillo and Mses. Citrino, Fuller, Roberts and Sitherwood), other than Mr. Harvey are independent. Mr. Harvey is employed by the Company and therefore does not meet the independence standards set forth in the NYSE listing standards and our Director Independence Standards. In the course of making its determination regarding independence, the Board did not find any material relationships that would impair a current director’s or Mr. Fiore’s independence, other than Mr. Harvey’s employment.

Board Leadership Structure

The Company’s current Board leadership structure provides for a non-executive Chairman of the Board who is appointed by the independent directors of the Board. The Board believes this current structure of separating the roles of Chairman and Chief Executive Officer allows for better alignment of corporate governance (including the risk oversight responsibilities of the Board) with the interests of stockholders in protecting the Company’s long-term enterprise value. The Board also believes that this structure allows our Chief Executive Officer to focus on operating and managing the Company and the Chairman to provide guidance and oversight. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees as further described under “The Board’s Role in Risk Oversight.”

Our Corporate Governance Guidelines provide that the non-executive Chairman will: call and chair all meetings of the Board, including executive sessions of the independent directors; chair the annual stockholders meeting; ensure that he or she is available for consultation and direct communication with major stockholders or joint venture partners, as appropriate; oversee Board governance, including approval of meeting agendas and meeting schedules to assure that all agenda items are adequately addressed; ensure personal availability for consultation and communication with independent directors; call special meetings of the independent directors, as the Chairman may deem appropriate; and provide guidance and communication to the Chief Executive Officer in matters of strategic importance.

Board Meetings and Attendance

The Board met nine times in 2019. In 2019, each director attended at least 75% of the meetings of the Board and the committees on which he or she served and actual director attendance at meetings of the Board and committees on which they served averaged 96%. Under Alcoa’s Corporate Governance Guidelines, all directors are expected to attend annual meetings of stockholders absent good reason, and all directors attended the 2019 Annual Meeting.

The following table sets forth the Board committees and the current members of each of the committees:

Directors(1)	Audit	Compensation and Benefits	Governance and Nominating	Safety, Sustainability and Public Issues

Mary Anne Citrino*			✓	✓

Timothy P. Flynn*		Chair		✓

Kathryn S. Fuller*		✓	Chair

Roy C. Harvey(2)

James A. Hughes*	✓			✓

Michael G. Morris*(3)

James E. Nevels*		✓	✓

James W. Owens*		✓	✓

Carol L. Roberts*	Chair	✓

Suzanne Sitherwood*	✓			✓

Steven W. Williams*		✓	✓

Ernesto Zedillo*	✓			Chair

2019 Meetings	6	6	4	4
*	Independent Director

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Corporate Governance (continued)

(1)	Mr. Fiore is not included in the table because he is not currently serving on the Board and he did not serve on the Board during fiscal year 2019.
(2)

As a management director, Mr. Harvey attends each Board meeting and is invited to attend each committee meeting, except to the extent the Board or committee requests to meet without him present or the Board or committee is meeting in executive session.

(3)	As non-executive Chairman of the Board, Mr. Morris chairs each Board meeting and is invited to attend each committee meeting.

Board and Committee Annual Self-Evaluation Process

The Governance and Nominating Committee developed and oversees the formal annual, multi-faceted process to assess the performance and effectiveness of the full Board, the operations of its committees, and the contributions of directors. The self-evaluation process is designed to solicit robust feedback regarding the Board and individual directors and ensure the compliance, continuous improvement, and accountability of our Board.

Director-to-Director Interviews:

The evaluation process, which is overseen by our independent Chairman and includes individual interviews, is conducted by:

•	the Chairman with individual directors regarding the function of the Board and each committee, as well as individual peer performance reviews;
•	the committee chairs with their members regarding the function of each committee; and
•	the Chair of the Governance and Nominating Committee with each director regarding the performance of the Chairman.

Feedback:

A summary of results identifying any themes or issues that emerge from individual interviews are discussed in Board and committee executive sessions, and individual director feedback is communicated by the Chairman as appropriate.

Ongoing Evaluation Actions:

In addition to the formal annual Board and committee self-evaluation process described above, our evaluation process incorporates:

•	periodic input from committee chairs, the CEO and senior management on topical agendas;
•	regular executive sessions without management present;
•	review of the appropriateness of a director’s continued service following a substantial change in principal occupation;
•

review of potential conflicts and over boarding concerns following a director’s request to serve on the governance and/or advisory board of other corporations or entities including non-profit or charitable organizations;

•	consideration of individual director performance when evaluating directors for possible re-nomination to the Board;
•	an annual review of committee charters, Corporate Governance Guidelines, and other Board policies; and
•	an annual review of the formal Board and committee self-evaluation process.

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Corporate Governance (continued)

Committees of the Board

There are four standing committees of the Board. The Board has adopted written charters for each committee, which are available on our website at www.alcoa.com under “Investors—Corporate Governance—Governance Documents.”

Each of the Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards, and the Company’s Director Independence Standards (including the heightened independence standards and considerations for members of the Audit and Compensation and Benefits Committees).

COMMITTEE	RESPONSIBILITIES
Audit Committee

•   Oversees the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors.

•   Appoints the independent auditor and evaluates their independence and performance.

•   Reviews the performance and adequacy of the internal audit function.

•   Pre-approves all audit and non-audit services to be provided by the independent auditor.

•   Oversees the Company’s compliance with legal, ethical, and regulatory requirements.

•   Approves the Audit Committee Report for inclusion in the Proxy Statement.

•   Discusses with management and the auditors the Company’s policies with respect to risk assessment and risk management, including major financial risk exposures and risks related to cybersecurity.

Each member of the Audit Committee is financially literate, and the Board has determined that each of Mses. Roberts and Sitherwood, Mr. Hughes and Dr. Zedillo qualifies as an “audit committee financial expert” under applicable SEC rules and is independent in accordance with SEC rules, NYSE listing standards, and the Company’s Director Independence Standards.

Compensation and Benefits Committee

•   Establishes the Chief Executive Officer’s compensation based upon an evaluation of performance in light of approved goals and objectives.

•   Reviews and approves the compensation of the Company’s other officers.

•   Oversees the implementation and administration of the Company’s compensation and benefits plans, including pension, savings, incentive compensation and equity-based plans.

•   Reviews and approves general compensation and benefit policies.

•   Reviews and advises the Board with respect to clawback policies.

•   Approves the Compensation Discussion and Analysis and the Compensation Committee Report for inclusion in the Proxy Statement.

•   Has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement (see “Compensation Consultant”).

The Compensation and Benefits Committee may form, and delegate its authority to, subcommittees and officers of the Company, when appropriate, including to a management employee benefits committee that administers certain broad-based employee benefit plans and to the Chief Executive Officer to determine and approve IC and LTI awards for non-officer employees of the Company as prescribed by the Compensation and Benefits Committee. Officers do not determine the amount or form of executive or director compensation, although the Chief Executive Officer provides recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for the other officers. For more information on the responsibilities and activities of the Compensation and Benefits Committee, including its processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

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Corporate Governance (continued)

COMMITTEE	RESPONSIBILITIES
Governance and Nominating Committee

•   Identifies individuals qualified to become Board members and recommends them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members, or stockholders.

•   Makes recommendations to the Board regarding Board committee membership.

•   Develops and annually reviews and assesses the Company’s Corporate Governance Guidelines and oversees other corporate governance matters.

•   Reviews and approves, ratifies, revises, or rejects related person transactions in accordance with the Company’s policy on such transactions.

•   Oversees an annual performance evaluation of the Board and its committees.

•   Periodically reviews and makes recommendations to the Board regarding director compensation

Safety, Sustainability and Public Issues Committee

•   Provides guidance on matters relating to the Company’s corporate and social responsibility, including, but not limited to, safety and health, good corporate citizenship, environmental sustainability, and social issues.

•   Oversees, and provides advice on improvements to, Alcoa’s initiatives, policies, and practices to ensure alignment with, and promote the achievement of, its values.

•   Considers, and brings to the attention of the Board, as appropriate, current and emerging safety and health, environmental and sustainability, social, and political trends and major global legislative and regulatory developments or other government relations, trade or public policy issues.

•   Advises on significant stakeholder concerns relating to safety, the environment, sustainability, corporate and social responsibility, and other public issues.

•   Oversees Alcoa’s policies and practices relating to its political activities, diversity and inclusion, and charitable activities and contributions.

•   Considers developments affecting the Company’s corporate reputation and provides guidance regarding the protection of the Company’s reputation.

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Alcoa’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews Alcoa’s enterprise risk management process and considers the prioritization of risks, and receives regular updates on risk exposures.

The Board, as a whole, has responsibility for risk oversight, including succession planning relating to the Chief Executive Officer and risks relating to the competitive landscape, strategy, business conditions, and capital requirements. The committees of the Board also oversee Alcoa’s risk profile and exposure relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Alcoa’s policies relating to the same) with management, the internal auditors, and the independent auditor. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is also charged with oversight of Alcoa’s risks relating to cybersecurity, including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks.

The Compensation and Benefits Committee considers risks related to the attraction and retention of talent, the design of compensation programs and incentive arrangements, and the investment management of the Company’s principal

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Corporate Governance (continued)

retirement and savings plans. The Compensation and Benefits Committee periodically reviews Alcoa’s incentive structure to avoid encouraging material risk-taking through financial incentives. Based on these determinations, the Company believes that it is not reasonably likely that Alcoa’s compensation and benefit plans incentivize undue risk or create risks that are reasonably likely to have a material adverse effect on us. See “What We Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Governance and Nominating Committee considers risks related to corporate governance and oversees succession planning for the Board, the structure, function and composition of the Board, and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

The Safety, Sustainability and Public Issues Committee considers risks related to the Company’s reputation, and risks relating to safety and health, public policy, environmental sustainability, and social issues.

The Company believes that the Board leadership structure supports its role in effective oversight of risk management. There is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Communications with Directors

The Board welcomes input and suggestions. Stockholders and other interested parties wishing to contact the Chairman, individual directors, or the non-management directors as a group may do so by sending a written communication to the attention of the Chairman c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. Alternatively, you may place an anonymous, confidential, toll free call in the United States to Alcoa’s Integrity Line at 1-800-346-7319. You may also make reports by web, email, or standard mail. For a listing of web, email and mailing addresses, and of Integrity Line telephone numbers outside the United States, go to www.alcoa.com “Who We Are—Ethics and Compliance—Integrity Line.” See also www.alcoa.com “Investors—Corporate Governance—Contact Directors.”

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The Corporate Secretary’s Office will submit to the Board or to any individual director or directors all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

Related Person Transactions

Review, Approval, and Ratification of Transactions with Related Persons

The Company has a written Related Person Transaction Approval Policy that governs the review, approval, and ratification of transactions between the Company and related persons. The policy applies to any transaction in which Alcoa or a subsidiary is a participant, where the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such persons.

Under this policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts and circumstances, considering the related person’s interest in the transaction and other factors it deems appropriate, such as the dollar value of the transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties, and

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Corporate Governance (continued)

determines whether to approve, ratify, revise, or reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. The Related Person Transaction Approval Policy operates in conjunction with other aspects of the Company’s compliance program, including the Code of Conduct, which requires all directors, officers, and employees to be free from the influence of any conflict of interest when they carry out their duties with respect to the Company.

The Board has considered the following types of potential related person transactions and pre-approved them under the Related Person Transaction Approval Policy as not presenting material conflicts of interest:

(i)

employment of executive officers (except employment of an executive officer that is an immediate family member of another executive officer, director, or nominee for director) as long as the executive officer’s compensation is reported or would have been reported (if such executive officer was a “named executive officer”) under Regulation S-K Item 402;

(ii)	director compensation that is required to be reported, and is reported, under an SEC regulation;
(iii)	any transaction with another entity if a related person’s interest arises only from:
(a)	such person’s position as a director of the other entity; or
(b)

the direct or indirect ownership by such person, together with the ownership by his or her immediate family member, of less than a 10% equity interest in the aggregate of the other entity (other than a partnership); or

(c)	both such position as a director and ownership as described in (a) and (b) above; or
(d)

such person’s position as a limited partner in a partnership in which the person, together with his or her immediate family members, have an interest of less than 10%, and the related person is not a general partner of, and does not hold another position in, the partnership.

(iv)	transactions, such as the receipt of dividends, in which all stockholders receive proportional benefits;
(v)	transactions involving competitive bids;
(vi)	transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and
(vii)	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Transactions with Related Persons in 2019

There were no related person transactions in 2019.

Compensation Matters

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

Compensation Consultant

The Compensation and Benefits Committee directly retained an independent consultant, Pay Governance, in 2019. Pay Governance provided advice during 2019 as requested by the Compensation and Benefits Committee on the amount and form of certain executive compensation components, including, among other items, advising on executive compensation market practices and trends, insights on executive compensation, and an analysis and review of the compensation plans for executives. See “What We Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement. Pay Governance also provided advice to the Governance and Nominating Committee regarding non-employee director compensation and market practices and trends as described under “Non-Employee Director Compensation Program.”

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Corporate Governance (continued)

The Compensation and Benefits Committee performed its annual assessment of the consultant’s independence and found no conflict of interest. In its assessment, the Compensation and Benefits Committee considered, among other matters: that Pay Governance provides no other services to the Company (other than to the Compensation and Benefits and Governance and Nominating Committees); the amount of fees received from the Company by Pay Governance as a percentage of Pay Governance’s total revenue; the policies and procedures that Pay Governance has in place to prevent conflicts of interest; any business or personal relationships between the consultant(s) at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and any ownership of Company stock by the consultant(s). In addition to information provided by Pay Governance, the Company utilized broad-based comparative compensation survey data from Willis Towers Watson, which survey data was not customized for the Company (other than to remove insurance and financial service companies), in order to assist the Company with its general understanding as to whether its compensation programs were competitive with the market.

Recovery of Incentive Compensation

The Alcoa Corporation 2016 Stock Incentive Plan, as amended and restated (the “2016 Stock Incentive Plan”), and the Annual Cash Incentive Compensation Plan, as amended and restated (the “Annual Incentive Plan”), each provide that if the Board learns of (i) any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm or impact to the Company, as determined in the Board’s sole discretion, then the Board will, to the full extent permitted by governing law, effect the full or partial cancellation and recovery of awards previously granted to a former or current executive officer or (ii) any misconduct by a current or former executive officer that contributed to the Company having to restate all or a portion of its financial statements, then the Board will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of any awards previously granted to such executive officer if: (A) the amount of the awards was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (B) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (C) the amount of the awards had the financial results been properly reported would have been lower than the amount actually awarded. Furthermore, all awards (including awards that have already vested) are subject to the terms and conditions, if applicable, of any other recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards.

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Beneficial Ownership

Stock Ownership of Certain Beneficial Owners

The following table sets forth the number and percentage of shares of our common stock beneficially owned as of March 2, 2020 (unless otherwise noted) by persons we know to be the beneficial owners of more than 5% of the outstanding shares of our common stock, as reported by such stockholders to the SEC.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)		Percent of Class(1)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	Common Stock	19,452,499	(2)	10.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	16,697,394	(3)	9.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	10,563,442	(4)	5.7%
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	Common Stock	9,724,484	(5)	5.2%
(1)	Percentages are based on 185,915,242 shares of Alcoa common stock outstanding as of March 2, 2020.
(2)

Based solely on information contained in a Schedule 13G/A filed by Capital Research Global Investors on February 14, 2020. Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), reported aggregate beneficial ownership of 19,452,499 shares, with sole power to vote 19,452,499 shares, sole power to dispose of 19,452,499 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

(3)

Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group on February 12, 2020. The Vanguard Group and certain affiliated entities reported aggregate beneficial ownership of 16,697,394 shares, with sole power to vote 96,347 shares, sole power to dispose of 16,595,011 shares, shared power to vote 31,838 shares, and shared power to dispose of 102,383 shares.

(4)

Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. on February 7, 2020. BlackRock, Inc. and certain affiliated entities reported aggregate beneficial ownership of 10,563,442 shares, with sole power to vote 9,129,739 shares, sole power to dispose of 10,563,442 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

(5)

Based solely on information contained in a Schedule 13G filed jointly by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (together with RTC, “Renaissance”) on February 12, 2020, Renaissance reported aggregate beneficial ownership of 9,724,484 shares, with sole power to vote 8,679,407 shares, sole power to dispose of 9,520,735 shares, shared power to vote zero shares, and shared power to dispose of 203,749 shares.

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Beneficial Ownership (continued)

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Alcoa common stock, as of March 2, 2020, by each current director, each director nominee, the NEOs, and all directors and executive officers (serving as of such date) as a group. Executive officers and directors are subject to stock ownership guidelines. Please see “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee director stock ownership guidelines.

Name of Beneficial Owner	Total Beneficial Ownership(2)	Percentage of Class Beneficially Owned	Additional Underlying Stock Units(3)	Total

Directors

Michael G. Morris	11,423	*	48,960	60,383

Mary Anne Citrino	11,112	*	4,792	15,904

Pasquale Fiore(1)	—	*	—	—

Timothy P. Flynn	20,107	*	4,792	24,899

Kathryn S. Fuller	8,077	*	29,774	37,851

James A. Hughes	8,077	*	4,792	12,869

James E. Nevels	8,110	*	4,792	12,902

James W. Owens	9,746	*	38,256	48,002

Carol L. Roberts	8,077	*	18,363	26,440

Suzanne Sitherwood	8,077	*	4,792	12,869

Steven W. Williams	19,425	*	4,792	24,217

Ernesto Zedillo	11,750	*	46,526	58,276

Named Executive Officers

Roy C. Harvey(1)	430,010	*	405,466	835,476

William F. Oplinger	163,940	*	89,280	253,220

John D. Slaven	6,134	*	43,666	49,800

Timothy D. Reyes	40,261	*	49,396	89,657

Jeffrey D. Heeter	48,776	*	61,883	110,659

All Directors and Executive Officers as a Group (18 individuals)	944,509	*	936,212	1,880,721
*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 185,915,242 shares of Company common stock outstanding as of March 2, 2020.
(1)	Mr. Fiore is a director nominee first nominated for election at the 2020 Annual Meeting. Mr. Harvey also is a director of the Company.
(2)

This column shows beneficial ownership of Company common stock as calculated under SEC rules. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, shares held jointly with the named individuals’ spouses, and vested share units held by non-employee directors that are payable upon separation from service from the Board as follows: for each of Messrs. Morris, Owens, and Nevels, 8,077, and for all other non-employee directors, the amounts shown in the column. Mr. Nevels holds 33 shares jointly with his spouse and Mr. Owens holds 558 shares in a trust of which he and his spouse are trustees and beneficiaries. This column includes, for executive officers, share equivalent units held in the Company’s retirement savings plan that confer voting rights through the plan trustee with respect to shares of Company common stock as follows: Mr. Harvey, 901; Mr. Oplinger, 545; and Mr. Reyes, 619. This column also includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of March 2, 2020 or will become exercisable within 60 days thereafter as follows: Mr. Harvey, 364,638; Mr. Oplinger, 76,916; Mr. Slaven, 6,134; Mr. Reyes, 18,373; and Mr. Heeter, 25,687; and all executive officers as a group, 588,846. Non-employee

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Beneficial Ownership (continued)

directors do not have Company stock options. This column does not include performance-based restricted share units or time-based restricted share units granted to the executive officers that will not or could not be earned and/or paid within 60 days of March 2, 2020.
(3)

For executive officers and non-employee directors, respectively, this column includes deferred share units held under the deferred compensation plan for executives and deferred share units (acquired at Separation due to certain directors’ service on the board of our former parent company) pursuant to the Deferred Fee Plan. Deferred share units are payable in cash and do not have voting rights. For non-employee directors, this column includes unvested restricted share units, which have time-based vesting and are payable following a director’s separation from service from the Board, pursuant to the terms of the Company’s Non-Employee Director Compensation Policy. For executive officers, this column includes unvested time-based awards of restricted share units and stock options that will not or could not be earned and/or paid within 60 days of March 2, 2020. For executive officers, this column does not include performance-based restricted share units, which, in addition to service-based vesting criteria, have performance-based criteria that render the total amount of shares ultimately issuable indeterminable until such awards are deemed earned and payable by the Compensation and Benefits Committee.

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Item 2 Ratification of the Appointment of

Independent Auditor

Under its charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation, and termination of the independent registered public accounting firm (the “independent auditor”) retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance, and independence of the Company’s independent auditor, and based on its evaluation, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2020. PricewaterhouseCoopers LLP served as the Company’s independent auditor for fiscal year 2019. The independent auditor has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee believes that PricewaterhouseCoopers LLP is knowledgeable about the Company’s operations and accounting practices. The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. The Audit Committee considers whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of the Company’s independent auditor. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent auditor.

Although we are not required to seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor, we are doing so as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” Item 2, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020.

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Item 2 Ratification of the Appointment of Independent Auditor (continued)

Report of the Audit Committee

In accordance with its charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditor’s qualifications and independence, and
•	the performance of the Company’s internal audit function and independent auditor.

It is the responsibility of Alcoa’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2019 (the independent auditor), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (GAAP) and/or other applicable principles, and for attesting to the effectiveness of the Company’s internal control over financial reporting. The independent auditor also reviews the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management, and (iii) considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitors the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources, and progress to date.

At every regular meeting, the Audit Committee meets separately with the independent auditor and the chief internal audit executive, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer, the Controller, the General Counsel, and the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed under the applicable requirements of the PCAOB and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. In addition, the Audit Committee has approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020.

The Audit Committee

Carol L. Roberts, Chair

James A. Hughes

Suzanne Sitherwood

Ernesto Zedillo

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Item 2 Ratification of the Appointment of Independent Auditor (continued)

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax, and other services, and for pre-approval of fee levels for such services. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve all of the services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under the policy will require specific pre-approval by the Audit Committee before the service is provided. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of generally pre-approved services, based on subsequent determinations. Under the policy, the Audit Committee has delegated limited pre-approval authority to the Chair of the Audit Committee; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table for both 2018 and 2019 were pre-approved by the Audit Committee before being rendered.

Auditor Fees

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2019 and December 31, 2018 (in thousands).

	2019	2018

Audit Fees	$7,299	$7,822

Audit-Related Fees	$49	$32

Tax Fees	$39	$44

All Other Fees	$27	$23

Total	$7,414	$7,921

Audit Fees for 2019 and 2018 consisted of fees related to the annual integrated audit of the Company’s consolidated financial statements and review of the interim financial statements, and statutory audits.

Audit-Related Fees for 2019 and 2018 consisted of fees relating to audits of employee benefit plans and agreed-upon procedures for regulatory and compliance requirements.

Tax Fees for 2019 and 2018 consisted of fees relating to international tax compliance work.

All Other Fees for 2019 and 2018 consisted of fees relating to captive insurance company procedures and for subscription to PricewaterhouseCoopers’ online resource.

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Item 3 Advisory Vote to Approve 2019 Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2019 compensation of the NEOs listed in the “Summary Compensation Table” in this Proxy Statement, commonly referred to as the “Say-on-Pay” vote. At the 2017 Annual Meeting, stockholders voted to hold an advisory “Say-on-Pay” vote on an annual basis. Accordingly, Alcoa has determined to submit an advisory vote on our executive compensation program to our stockholders at each annual meeting (with the next one occurring in 2021) until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation, which is anticipated to occur at the 2023 Annual Meeting.

The Say-on-Pay vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation and Benefits Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements. In 2019, our Say-on-Pay proposal received over 96% support at our Annual Meeting.

You should read the “Compensation Discussion and Analysis” section and the compensation tables in determining whether to approve this proposal. The Board recommends that the stockholders approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” Item 3, the advisory vote to approve 2019 named executive officer compensation.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Alcoa’s executive compensation philosophy and the pay programs applicable to the below-referenced named executive officers (the “NEOs”) in 2019. The fundamental objectives of our executive compensation program are to align pay with performance, retain talent, and drive stockholder value. The compensation programs described below have been developed and are overseen by the Company’s Compensation and Benefits Committee (for purposes of this section, the “Compensation Committee” or the “Committee”) to promote the achievement of these objectives.

The 2019 NEOs are comprised of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers of Alcoa (other than the CEO and CFO) at December 31, 2019. Our 2019 NEOs and their respective positions with the Company as of December 31, 2019 are set forth below:

•	Roy C. Harvey, President and CEO
•	William F. Oplinger, Executive Vice President and CFO
•	John D. Slaven, Executive Vice President and Chief Operations Officer
•	Timothy D. Reyes, Executive Vice President and Chief Commercial Officer
•	Jeffrey D. Heeter, Executive Vice President and General Counsel

This CD&A is organized as follows: (i) Overview; (ii) 2019 Highlights; (iii) Executive Compensation Philosophy; (iv) Executive Compensation Policies and Practices; (v) Stockholder Engagement and 2019 Say-on-Pay Vote; (vi) Executive Compensation Process and 2019 Executive Compensation; (vii) Other Compensation Plans and Arrangements of Alcoa; and (viii) Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards.

Overview

In 2019, we continued our efforts to strengthen our Company to deliver on our strategic priorities, and in September 2019, we announced the implementation of a new operating model intended to create a leaner, more integrated, operator-centric organization. The new operating model became effective November 1, 2019 and (i) eliminated the business unit structure, (ii) consolidated sales, procurement and other commercial capabilities at an enterprise level, and (iii) streamlined our executive team of direct reports to our CEO, which required us to review and revise the titles and salaries of certain of our NEOs. Prior to this restructuring, Mr. Slaven served as Chief Strategy Officer and Mr. Reyes served as President of the Company’s Aluminum business unit. As a result of the restructuring, the base salaries and certain incentive compensation opportunities for Mr. Slaven and Mr. Reyes were increased to reflect each of their new roles and responsibilities.

2019 Highlights

In 2018 and early 2019, the Committee reviewed the Company’s executive compensation and pay-for-performance practices with the goals of motivating our executive leadership team and increasing stockholder value, while ensuring that unnecessary risk was appropriately mitigated within our pay programs. This evaluation resulted in the following with respect to our 2019 compensation:

•	Continuing review of our NEO compensation elements against those used in the applicable peer groups.
•	An IC plan that included driving business unit performance, as further described in the “Executive Compensation Process and 2019 Executive Compensation” section of this CD&A.
•	A continued equity mix of 60% performance-based restricted share units (“PRSUs”) (at target), 20% stock options, and 20% time-based restricted share units (“RSUs”).
•

PRSUs granted in 2019 with a three-year cumulative performance cycle from January 1, 2019 to December 31, 2021 that maintains equally-weighted performance metrics of Return on Capital (“ROC”) Improvement—Normalized and Total Shareholder Return (relative to the S&P 500) (“Relative TSR”).

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Executive Compensation | Compensation Discussion and Analysis | 2019 Highlights (continued)

During 2019, while we made strategic progress and achieved certain goals and targets, we did not meet all of our objectives. As a result, overall performance under the 2019 Company IC plan (the “Company IC Plan”) was achieved at 90.5% of target, and our 2017 PRSUs did not meet threshold performance under either the Relative TSR metric or the ROC Improvement metric, which resulted in no payout of shares for this award.

Executive Compensation Philosophy

Our executive compensation philosophy is based on three guiding principles to drive pay-for-performance and alignment of our compensation program with the interests of our stockholders:

1.

Targeted at Median: Total compensation is targeted at the median of market, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved at higher than target levels. The Committee seeks to maintain a competitive level and mix of pay reflective of the market in which we compete for talent. We do this by reviewing the levels and mix of compensation paid to executive officers in similar positions within the peer groups. The Committee reviews each NEO’s compensation relative not only to their respective peer group but also based on their contributions to Alcoa.

2.	Equity-Dominant: Equity is the most significant portion of total compensation for our NEOs, which aligns our NEOs’ interests with those of our stockholders.
3.	Diversified Metrics: We select IC and LTI metrics that focus management’s actions on achieving the greatest possible positive impact on financial performance, without creating undue risk.

For 2019, the Committee used its experience and business judgment to determine the appropriate compensation metrics, targets, and awards for our executive officers, including the NEOs. As part of this determination, the Committee assessed numerous factors, including:

•	Individual, business unit, and corporate performance;
•	Market positioning, based on peer group data, targeting the market median;
•	Complexity and importance of each NEO’s role and his or her related responsibilities;
•	Aggressiveness of the performance targets;
•	Unanticipated events impacting financial results;
•	Retention of key individuals in a competitive talent market; and
•	Leadership and growth potential.

Our executive compensation philosophy is reviewed and refined annually by the Committee to align with our strategic priorities, corporate values, business needs, stockholder value, and peer group practices.

Executive Compensation Policies and Practices

What We Do

Pay-for-Performance. We believe in a “pay-for-performance” philosophy that links executive compensation to the Company’s measured performance in key financial and non-financial areas and the long-term interests of stockholders. For purposes of short-term compensation, the Company evaluated performance against rigorous business metrics selected to incentivize performance, including free cash flow, Adjusted EBITDA, average attainment on business unit metrics, emissions, safety, and diversity. With respect to LTI awards, the Committee maintains ROC Improvement and Relative TSR, in each case, measured over a three-year period, as the relevant performance metrics in support of our strategic priority to drive returns to stockholders. In certain instances, we normalize for market factors, as further described in this CD&A.

Consider Peer Groups in Establishing Compensation. To help determine 2019 total direct compensation for our NEOs, the Committee developed and approved the use of two separate peer groups: one group for our CEO (the “CEO Peer Group”), which consists of 16 companies (and also is used as a secondary peer group for our other NEOs), and a second group, consisting of over 250 companies, for our other NEOs (the “Non-CEO Peer Group”), which provides for a more robust benchmark. During 2019, the Committee reviewed the continued appropriateness of our peer groups. In October 2018, one of our CEO Peer Group companies, Praxair, Inc., merged with Linde AG to form Linde plc. Based upon its

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

evaluation, the Committee determined not to retain Linde plc in the CEO Peer Group and to instead replace this company with Ecolab Inc. The CEO Peer Group is determined primarily based upon Global Industry Classification Standards, revenue, and market capitalization. The Non-CEO Peer Group is determined primarily based upon the same revenue criteria as the CEO Peer Group and is limited to companies who also participated in the Willis Towers Watson Executive Compensation Survey, excluding financial services and insurance companies. The current component companies for the CEO Peer Group are listed below.

Air Products and Chemicals, Inc.	AK Steel Holding Corporation	Commercial Metals Company	Eastman Chemical Company
Ecolab Inc.	Freeport-McMoRan Inc.	Huntsman Corporation	International Paper Company
Newmont Goldcorp Corporation	Nucor Corporation	PPG Industries, Inc.	Reliance Steel & Aluminum Co.
Steel Dynamics, Inc.	United States Steel Corporation	The Sherwin-Williams Company	WestRock Company

Review Tally Sheets. For 2019, the Committee utilized and reviewed tally sheets that summarized various elements of historic and current compensation for the CEO and other NEOs, which helped the Committee synthesize the various components of the 2019 executive compensation program. This information included compensation opportunities, actual compensation, and historical awards.

Maintain Robust Stock Ownership Guidelines. Alcoa maintains stock ownership requirements that align the interests of management with those of stockholders by requiring executives to hold substantial equity in Alcoa until retirement. Our stock ownership guidelines require that the CEO and each of the other NEOs retain equity equal in value to a multiple of their base salary, as shown below. These guidelines reinforce management’s focus on long-term stockholder value and their commitment to Alcoa by requiring a meaningful level of ownership for all NEOs. As of December 31, 2019, Messrs. Oplinger, Reyes, and Heeter had each satisfied their respective stock ownership requirements. As of December 31, 2019, Mr. Harvey, who only became CEO at the time Alcoa became an independent company in November 2016, and Mr. Slaven, who joined the Company in February 2019, had not yet satisfied their respective stock ownership requirements. As noted in the Stock Ownership Guidelines Calculation below, stock ownership is measured as of year-end and is impacted by stock performance over the month of December. Until stock ownership requirements are met, each NEO is required to retain 50% of any shares acquired upon the vesting of RSUs/restricted stock (time- or performance-based) or upon the exercise of stock options. For purposes of satisfying this requirement, “shares” include shares of Alcoa common stock owned outright by the NEO, stock equivalents in the Alcoa Retirement Savings Plan or Deferred Compensation Plan, and unvested time-based RSUs. The Committee continues to monitor each NEO’s progression and achievement of their respective stock ownership requirements.

The stock ownership multiple is a multiple of each NEO’s salary. Messrs. Slaven, Reyes, and Heeter each have a guideline multiple of two-times their respective base salaries, while Mr. Oplinger has a multiple of three-times his base salary and Mr. Harvey has a multiple of six-times his base salary.

Stock Ownership Guidelines Calculation

Salary as of 12/31	X	Stock Ownership Multiple	÷	Alcoa’s Average Closing Price per Share for the Month of December	=	Shares Required for Stock Ownership Guidelines

Schedule Equity Award Grants to Promote Transparency and Consistency. Alcoa’s practice has been to grant equity awards on the same day as its first Committee meeting each year, typically held in late January or early February, with an exercise price for stock options based on the closing market price per share of Alcoa stock on the grant date.

Clawback Policies Incorporated into Incentive Plans. Alcoa’s Annual Incentive Plan and 2016 Stock Incentive Plan each contain “clawback” provisions regarding recoupment of compensation. In 2018, these plans were further amended to enhance their already robust recoupment features to provide that if the Board learns of any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm to Alcoa, as determined in the Board’s discretion, then the Board may cause the full or partial cancellation and recovery of awards previously granted to any current or former executive officer. This is in addition to a clawback right in connection with a restatement of financial statements.

Double-Trigger Equity Vesting in the Event of a Change in Control. “Double-trigger” vesting generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest on a “single trigger” basis. Vesting would accelerate only if the participant is terminated without “cause” or resigns for “good reason” (as those terms are defined in the Alcoa Corporation

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

Amended and Restated Change in Control Severance Plan (the “CIC Severance Plan”)) within 24 months following the change in control. Performance-based stock awards will be converted to time-vested stock awards upon a change in control and, similarly, would be subject to the same double-trigger vesting provisions.

Pay Competitive Salaries. The Committee reviewed and set the 2019 salaries of its executive officers, including the NEOs, after consideration of the median of the relevant peer group for their respective positions, individual contributions, previous salary changes, experience, and other factors.

Provide Appropriate Benefits. Our NEOs participate in the same benefit plans as our salaried employees. We provide retirement and benefit plans to senior executives for the same reasons as for other employees—to provide a competitive compensation package that offers an opportunity for retirement, savings, and health and welfare benefits. Retirement plans for senior executives generally pay the same formula amount as retirement plans for salaried employees.

Maintain a Conservative Compensation Risk Profile. We review our compensation risk profile on an annual basis. The Committee periodically evaluates the risk profile of our compensation programs and when establishing policies and approving IC and LTI plan designs. Additionally, the Board annually considers risks related to compensation in its oversight of enterprise risk management. These evaluations include a consideration of the ways in which we believe compensation risk is effectively managed or mitigated, including as follows:

•	the use of corporate-wide metrics encourages cooperation between businesses by focusing on the same goals;
•	the application of business unit metrics as necessary to further link compensation to the performance of our core businesses;
•	the mix between short-term and long-term incentives, and balance between cash and equity programs;
•	caps on incentives;
•	use of multiple financial and nonfinancial performance measures in our incentive plans;
•	discretion retained by the Committee to adjust awards;
•	stock ownership guidelines requiring the holding of substantial equity in Alcoa;
•	clawback policies applicable to all forms of IC and LTI compensation;
•	anti-hedging and anti-pledging provisions in the insider trading policy; and
•	restricting stock option awards to 20% of the overall value of equity awards to NEOs.

Retain an Independent Compensation Consultant. In 2019, the Committee directly retained an independent compensation consultant, Pay Governance, that provided advice as requested by the Committee on the amount and form of certain executive compensation, including, among other items, executive compensation best practices, insights concerning say-on-pay, and analysis and review of Alcoa’s compensation plans for executives. The independent consultant also provided consulting services to the Governance and Nominating Committee regarding non-employee director compensation. The independent consultant did not provide any services to Alcoa other than the services provided directly to the Board committees.

What We Don’t Do

No Employment Contracts. We do not have employment contracts with any of our NEOs that guarantee employment.

No Short Selling, Hedging or Pledging of Alcoa Stock. Directors, officers, and employees are prohibited from engaging in short selling, hedging or pledging transactions with respect to our securities. Short sales of Alcoa securities (i.e., sales of securities that are not then owned) and derivative or speculative transactions, including puts and calls, in Alcoa securities by our directors, officers and employees are prohibited. In addition, no director, officer or employee or any designee of such director, officer or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of Alcoa securities. Directors and officers are also prohibited from holding Alcoa securities in margin accounts and from pledging Alcoa securities as collateral.

No Excise Tax Gross-Ups for Participants in the CIC Severance Plan. The CIC Severance Plan provides that no excise or other tax gross-ups will be paid, and that severance benefits will be available only upon termination of employment for “good reason” by an officer or without cause by Alcoa. For a discussion of the Alcoa Corporation CIC Severance Plan, see “Other Compensation Plans and Arrangements of Alcoa” and “Potential Payments Upon Termination or Change in Control.”

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

Limited Perquisites. Consistent with our executive compensation philosophy, we limit the perquisites provided to executive officers to business-related relocation and international assignments that serve reasonable business purposes.

Limited Tax Gross-Ups Reserved for Certain Critical Business-Related Purposes. Alcoa does not provide our NEOs with tax gross-ups or reimbursements on perquisites, other than in limited circumstances for business-related relocation and international assignments which are deemed to be in the best interests of the Company to retain our executive talent and are consistent with market practice.

No Dividend Equivalents on Stock Options, and No Payment of Dividend Equivalents on Unvested Stock Awards. Alcoa currently does not pay a regular dividend. If and to the extent that we determine to pay dividends in the future, dividend equivalents would be accrued and paid on certain awards only if and when such awards vest. Such dividend equivalents would be calculated at the same rate as any dividends paid on our common stock. Dividend equivalents would not be paid on stock options or stock appreciation rights (which we have not granted to date). In 2019, Alcoa paid dividends, which were accured prior to Separation, associated with the 2016 legacy LTI awards from Alcoa Inc. This accrued dividend payment in 2019 represents the final pre-Separation dividend accrual and payment.

No Discounting of Stock Options or Repricing of Underwater Stock Options (including cash-outs). The 2016 Stock Incentive Plan prohibits the discounting and the repricing of stock options, including cash-outs, without stockholder approval.

Stockholder Engagement and 2019 Say-on-Pay Vote

Routine and consistent investor outreach is fundamental to our commitment to engagement, communication, and transparency with our stockholders. Throughout the year, we proactively maintain relationships with our largest institutional stockholders, representing over 50% of our outstanding shares, and make efforts to be in contact with as many stockholders as possible, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders.

With regard to executive compensation, stockholders have continued to express support for Alcoa’s compensation programs, as evidenced by our 2019 Say-on-Pay vote, which received over 96% approval. This level of support for our executive compensation programs was viewed by our Committee as an indication that no significant changes to our programs were warranted by such vote. The Committee will continue to consider stockholder input, including the advisory Say-on-Pay vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future. We communicate with our stockholders through various methods, all of which are designed to keep stockholders apprised of the Company’s operations, including through participation in numerous investor conferences, and we maintain consistent contact with investors throughout every quarter.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2019 Executive Compensation

Executive Compensation Process and 2019 Executive Compensation

The Committee followed the process illustrated below in determining the CEO’s and other NEOs’ compensation. Officers do not determine the amount or form of executive or director compensation, although the CEO provides recommendations to the Committee regarding compensation changes and incentive compensation for other officers.

To attract, motivate, align, and retain high performing executives, we designed our 2019 executive compensation program to target total compensation at the median of market, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved above target levels.

Because challenges continue to confront the aluminum industry, the potential for an above target award of IC and LTI compensation is a proven, significant retention factor, with a demonstrable impact on motivating managers to achieve strong operational and financial performance. While our program includes a steep reduced payout slope from target to minimum, we have also established payout multiples for overachievement that can be earned with significant upside performance.

Alcoa designed its 2019 executive compensation program to pay for performance, with equity as the most significant portion of total compensation. As with last year, the Committee approved weighting performance-based incentives commensurate with each NEO’s level of responsibility. For 2019, 90% of our CEO’s target compensation and 70% to 78% of our other NEOs’ target compensation was performance-based and/or at-risk, with the remaining amounts in the form of base salary.

We established performance metrics and targets at the beginning of 2019 for our annual IC awards and our three-year cumulative PRSU program.

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Executive Compensation | Compensation Discussion and Analysis | Components of 2019 Executive Compensation Program

Components of 2019 Executive Compensation Program

Component	Purpose	Design

Base Salary (cash)	Reflects the experience of the NEO and expected day-to-day contributions. Amounts are supported by competitive market data.	Reviewed at least annually to consider changes in responsibility, experience, and market competitiveness.

Annual Incentive Compensation (short-term cash opportunities)	Short-term, at-risk pay designed to motivate achievement of annual performance goals in support of our strategic priorities.

Market competitive targets established for NEOs.

Performance-based annual financial and non-financial metrics (Adjusted EBITDA, Free Cash Flow, business unit metrics, Safety, Environmental and Diversity). There are no payouts if performance is below threshold and participants have an opportunity for above target payouts when targets are exceeded.

Long-Term Incentive (long-term equity opportunities)	Long-term, at-risk pay designed to balance short-term at-risk pay, align the interests of executives with stockholders, support our strategic priorities, encourage executive retention, and align our programs with market practices.

Our NEOs received LTI compensation opportunities in three parts:

1)  PRSUs, to reward performance based on Relative TSR and ROC Improvement;

2)  Time-Based RSUs, to retain NEOs through the challenges of a commodity driven business; and

3)  Stock Options, to reward solid business decisions that increase the stock price in alignment with the benefit realized by stockholders.

2019 Base Salaries

We review each NEO’s base salary with the following primary considerations in mind: experience in the position, the median of the peer group for their respective positions, and individual contributions. Alcoa pays salaries to its NEOs to ensure an appropriate level of fixed compensation that enables the attraction and retention of highly skilled executives and mitigates the incentive to assume highly risky business strategies to maximize IC compensation. The base salaries for our NEOs were initially reviewed at the beginning of 2019, with changes effective on March 1, 2019, and again reviewed later in the year in connection with the Company’s operating model restructuring and in consideration of the new roles of certain NEOs, with changes, if any, effective on November 1, 2019. In an effort to link the NEOs’ base salaries more closely with the market median for their respective positions, the Committee made adjustments to each NEO’s base salary, as reflected in the below table.

Name	Salary as of March 1, 2018	Salary as of March 1, 2019	Salary Under New Operating Model as of November 1, 2019

Roy C. Harvey	$975,000	$1,033,500	$1,033,500

William F. Oplinger	$635,250	$654,308	$654,308

John D. Slaven	N/A	$390,000	$625,000

Timothy D. Reyes	$437,750	$464,016	$575,000

Jeffrey D. Heeter	$430,950	$456,807	$456,807

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Executive Compensation | Compensation Discussion and Analysis | 2019 Annual Incentive Compensation

2019 Annual Incentive Compensation

Our Company IC Plan had several design changes for 2019 as follows:

(i)

the creation of business unit IC plans (each a “Business Unit IC Plan” and, collectively, the “Business Unit IC Plans”), which mirror the overall Company IC Plan, except that each business unit utilizes financial measures specific to their individual business; the business unit-specific financial metrics are weighted at 30% for each individual Business Unit IC Plan. The business unit metrics are aggregated, calculated as set forth in footnote 3 to the table below, and weighted at 30% for the Company IC Plan;

(ii)	the reduction of the weighting of the Free Cash Flow—Normalized metrics from 25% to 20%; and
(iii)	the removal of the Adjusted EBITDA Excluding Special Items—Normalized metric.

We based IC opportunities for 2019 on the following parameters plus the individual goals and contributions of each NEO:

•

70% financial targets, based upon Adjusted EBITDA Excluding Special Items—Not Normalized (20%), Free Cash Flow—Normalized (20%), and Average Attainment on Business Unit Metrics (30%), as more fully described below; and

•	30% non-financial targets, consisting of Safety and Environmental metrics (20%) and a Diversity metric (10%), each as more fully described below.

For 2019, Messrs. Harvey, Oplinger, Slaven, and Heeter participated in the Company IC Plan. Due to his position as the President of the Company’s Aluminum business unit until November 1, 2019, Mr. Reyes participated in the Aluminum Business Unit IC Plan for the full year 2019. Each is described below.

Company IC Plan Metrics

The below chart describes the specific 2019 metrics and results for the 2019 Company IC Plan awards:

Performance Metrics(1)	Metric Weight	Performance Minimum (0%)	Performance Threshold (50%)	Performance Target (100%)	Performance Maximum (150%)	Performance Super- Maximum (200%)	Performance Results	Achievement %	Weighted Result
Financial Metrics (70%)
Adjusted EBITDA Excluding Special Items-Not Normalized ($M)(2)	20.0%	500	1,400	2,100	2,800	3,500	1,656	68%	13.7%
Free Cash Flow-Normalized ($M)(2)	20.0%	66	241	416	716	1,016	706	148%	29.7%
Average Attainment on Business Unit Metrics(3)	30.0%	0%	50%	100%	150%	200%	82%	82%	24.6%
Non-Financial Metrics (30%)
Safety and Environmental
Zero Fatalities (count)(4)	7.5%	1	—	—	—	0	0	200%	15.0%
FSI-Actual (count)(5)	7.5%	—	5	3	—	1	3	100%	7.5%
CO2 emission reduction (Kmetric tons)	5.0%	—	6.6	110.3	—	189.3	-81.6	0%	0.0%
Diversity
Global Women (%)(6)	10.0%	—	15.0%	15.3%	—	15.7%	14.9%	0%	0.0%
Total	100.0%								90.5%
(1)	The maximum payout for each financial and non-financial metric is 200%.
(2)

Adjusted EBITDA Excluding Special Items-Not Normalized and Free Cash Flow-Normalized are Non-GAAP financial measures. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion regarding how these numbers are calculated from Alcoa’s Consolidated Financial Statements, reconciliations to the most directly comparable GAAP measures, and how normalization is applied.

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Executive Compensation | Compensation Discussion and Analysis | 2019 Annual Incentive Compensation (continued)

(3)

The “Average Attainment on Business Unit Metrics” financial metric for the Company IC Plan is the simple average of the results of the following three financial metrics of the Bauxite and Alumina business units and the Aluminum BU’s “Adjusted EBITDA Performance Compared to Plan—Normalized” metric below. Information on such metrics for the Bauxite and Alumina business units follow. Please also see information under the caption “Aluminum Business Unit Metrics” that follows and “Attachment A—Additional Information Regarding Financial Measures.”

Performance Metrics(1)	Metric Weight	Performance Minimum (0%)	Performance Threshold (50%)	Performance Target (100%)	Performance Maximum (150%)	Performance Super- Maximum (200%)	Performance Results	Achievement %	Weighted Result
Bauxite Business Unit
Bauxite Cash Conversion Cost Compared to Plan ($/WMT)	30.0%	7.58	7.38	7.28	7.18	6.98	7.32	80%	23.9%
Alumina Business Unit
Alumina Production Compared to Plan (TPD)	15.0%	35,825	36,195	36,575	36,755	36,938	36,443	83%	12.4%
Alumina Cash Conversion Cost Compared to Plan ($/MT)	15.0%	134.93	130.93	126.93	124.93	122.93	132.75	27%	4.0%
(4)	This metric would only have a payout (at the super-maximum performance level of 200%) if there are zero fatalities.
(5)

The Fatal and Serious injuries (“FSI”)-Actual safety metric focuses on reducing the number of fatal and serious injuries/illnesses that are life-altering or life-ending and would be capped at a target payout if there is any fatality during the annual performance period.

(6)	This metric represents the percentage of female Company employees globally.

Aluminum Business Unit Metrics

The below chart describes the specific 2019 metrics and results for Alcoa’s Aluminum Business Unit 2019 IC awards, which applies to Mr. Reyes:

Performance Metrics(1)	Metric Weight	Performance Minimum (0%)	Performance Threshold (50%)	Performance Target (100%)	Performance Maximum (150%)	Performance Super- Maximum (200%)	Performance Results	Achievement %	Weighted Result
Financial Metrics (70%)
Adjusted EBITDA Excluding Special Items-Not Normalized ($M)(2)	20.0%	500	1,400	2,100	2,800	3,500	1,656	68%	13.7%
Free Cash Flow-Normalized ($M)(2)	20.0%	66	241	416	716	1,016	706	148%	29.7%
Aluminum Adjusted EBITDA Performance Compared to Plan—Normalized ($M)(2)	30.0%	119	179	229	279	339	241	112%	33.5%
Non-Financial Metrics (30%)
Safety and Environmental
Zero Fatalities (count)(3)	7.5%	1	—	—	—	0	0	200%	15.0%
FSI-Actual (count)(4)	7.5%	—	5	3	—	1	3	100%	7.5%
CO2 emission reduction (Kmetric tons)	5.0%	—	6.6	110.3	—	189.3	-81.6	0%	0.0%
Diversity
Global Women (%)(5)	10.0%	—	15.0%	15.3%	—	15.7%	14.9%	0%	0.0%
Total	100.0%								99.4%
(1)	The maximum payout for each financial and non-financial metric is 200%.

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Executive Compensation | Compensation Discussion and Analysis | 2019 Annual Incentive Compensation (continued)

(2)

Adjusted EBITDA Excluding Special Items-Not Normalized, Free Cash Flow-Normalized, and Adjusted Aluminum EBITDA—Normalized are Non-GAAP financial measures. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion regarding how these numbers are calculated from Alcoa’s Consolidated Financial Statements, reconciliations to the most directly comparable GAAP measures, and how normalization is applied.

(3)	This metric would only have a payout (at the super-maximum performance level of 200%) if there are zero fatalities.
(4)

The FSI-Actual safety metric focuses on reducing the number of fatal and serious injuries/illnesses that are life-altering or life-ending and would be capped at a target pay-out if there is any fatality during the annual performance period.

(5)	This metric represents the percentage of female Company employees globally.

2019 Target Annual Incentive Compensation Opportunities

In January 2019, and in the case of Mr. Slaven, in February 2019, the following target incentive opportunities were set and approved by the Committee for each NEO based on his then-current job band and alignment with the median of applicable peer group market data. The NEOs’ 2019 IC opportunities did not change in connection with the implementation of the new operating model in November.

Named Executive Officer	Total Target Annualized IC Opportunity for 2019 (% of Base Salary Earnings)	Total IC Opportunity for 2019 at Target $	Total IC Opportunity for 2019 at Maximum $(1)

Roy C. Harvey	150%	$1,535,625	$3,071,250

William F. Oplinger	100%	$651,135	$1,302,270

John D. Slaven	75%	$319,906	$639,812

Timothy D. Reyes	75%	$358,602	$717,204

Jeffrey D. Heeter	75%	$339,371	$678,742
(1)	The maximum payout under the IC plan is 200% of target.

2019 Annual Incentive Compensation Payout Determination and Amounts

In January 2020, the Committee met to consider 2019 Alcoa performance and individual contributions to determine IC payouts for each NEO for 2019. Based on the metrics outlined earlier in this section, Alcoa’s performance results under the 2019 Company IC Plan were achieved at 90.5% of target and the Aluminum business unit performance results under the 2019 Aluminum Business Unit IC Plan were achieved at 99.4% of target (before consideration of each NEO’s individual contributions). The resulting IC payout for our NEOs was based on the following formula, with performance and individual contributions, as further described below, measured from January 1, 2019 through December 31, 2019, and subject to a maximum payout of 200% of target.

Payout based on Alcoa Performance Results and Individual Contributions (January 1, 2019—December 31, 2019)

Base Salary Earnings ($) (fiscal year)	X	Applicable Target Incentive Opportunity (%)	X	Achievement Based on Plan Results (%)	+/-	Individual Contributions Adjustment	=	Annual IC Payout ($)

At the beginning of 2019, each NEO’s performance goals and objectives were established in support of the overall organization and as to each function (as described below). The Committee undertook a qualitative review of each NEO’s contributions in determining the 2019 IC payouts, placing specific emphasis on each NEO’s roles and contributions to the success of the Company throughout 2019. The IC payouts reflect the achievements of the executive leadership team in a highly complex and ever-changing commodity environment. The following is a description of the Committee’s findings with respect to each NEO:

Mr. Harvey demonstrated leadership of the strategic direction of Alcoa Corporation. In 2019, Mr. Harvey took decisive action to restructure the organization, significantly reducing the Company cost base and simplifying the operating model in support of our operator-centric approach, while continuing to invest in leadership development to facilitate the change and drive the Company values throughout the organization. Throughout the year, he maintained active engagement with the

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Executive Compensation | Compensation Discussion and Analysis | 2019 Annual Incentive Compensation (continued)

Chairman and the rest of the Board, providing full transparency on all aspects of the Company’s performance. Specifically, he focused on keeping safety as the priority for our employees and contractors, with 2019 being the second year in a row without a fatality. Under his leadership, the Company achieved annual production records for Bauxite and Alumina, modernized labor contracts in Canada, the United States and Australia, initiated the Bécancour smelter restart in July, which continues on schedule, completed the divestitures of Avilés and La Coruña aluminum facilities and our interest in the Ma’aden Rolling Company, and announced the new operating model, non-core asset sales, and a portfolio review.

Mr. Oplinger led the finance, tax, treasury, and investor relations functions and made significant contributions to the strategic direction of the Company. In 2019, Mr. Oplinger’s team oversaw the amendment of the Ma’aden joint venture agreement that included the exit from the Ma’aden Rolling Company, the negotiation and sale of the Gum Springs waste treatment business, and the transfer of the hydroelectric dam to the Republic of Suriname. He and his team continued to focus on strengthening the balance sheet by achieving significantly improved pension asset returns through proactive management and continued to build the Company’s reputation amongst analysts, rating agencies, and stockholders with a clear investor strategy and messaging, resulting in stable corporate credit ratings.

Mr. Slaven led Alcoa’s strategy, procurement, energy and corporate development function providing oversight of the Company’s strategy development, improving long-term planning, aiding initiative prioritization, and capitalizing on bauxite market dynamics. Mr. Slaven’s team provided critical input to the divestiture of the Avilés and La Coruña aluminum facilities and supported several other strategic projects in pursuit of the Company’s long-term plans. Mr. Slaven lead the Procurement function to deliver value through the business cycle, focused on improved capabilities, processes and the strategic outlook of procurement team. Mr. Slaven’s team developed an integrated global energy strategy and implemented value creation initiatives in addition to energy contracting support in the ordinary course of business.

Mr. Reyes led the Aluminum Business Unit including oversight of all operational aspects with a continued focus on safety, resulting in improved safety performance and zero fatalities. Mr. Reyes provided oversight of a number of critical initiatives to improve performance including the restart of the Bécancour smelter in Québec after securing a modernized labor agreement, safe closure of the Avilés and La Coruña aluminum facilities prior to divestiture, launch of a cash generation program driving Adjusted EBITDA and working capital improvements and identification of value creation projects across the system, and continued to influence and advocate for the future success of the aluminum industry with external agencies.

Mr. Heeter led the legal, governance, ethics and compliance, and global security functions of the Company and continued to provide strong business support and counsel to the executive team. In 2019, Mr. Heeter’s team assisted in managing risks and liabilities facing the Company in the ordinary course of business and provided critical legal support to certain key business actions, including the amendment of the joint venture agreement that resulted in the Company’s exit from the Ma’aden Rolling Company, divestiture of the Avilés and La Coruña aluminum facilities, the transfer of the hydroelectric dam to the Republic of Suriname, the sale of the Gum Springs waste treatment business, and the negotiation and completion of a number of critical labor agreements across the globe. Mr. Heeter and his team continued to facilitate active and transparent engagement with the Board.

The Committee determined that the foregoing performance goal achievements and the above-described payout formulas adequately reflect the NEO contributions, with the exception of Mr. Oplinger. The following are the 2019 incentive compensation payout amounts to the NEOs:

Name	Earnings	IC Target %	IC Target $	Financial Results %	IC Based on Financial Results	Individual Contribution Adjustment	Total with Performance Based IC Payout

Roy C. Harvey	$1,023,750	150%	$1,535,625	90.5%	$1,389,741	—	$1,389,741

William F. Oplinger	$ 651,135	100%	$ 651,135	90.5%	$ 589,277	25%	$ 736,596

John D. Slaven	$ 426,542	75%	$ 319,906	90.5%	$ 289,515	—	$ 289,515

Timothy D. Reyes	$ 478,136	75%	$ 358,602	99.4%	$ 356,450	—	$ 356,450

Jeffrey D. Heeter	$ 452,495	75%	$ 339,371	90.5%	$ 307,131	—	$ 307,131

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Executive Compensation | Compensation Discussion and Analysis | 2019 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options

2019 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options

In January 2019, Alcoa granted the 2019 LTI awards to the NEOs in order to align their interests with those of stockholders, link compensation to stock price appreciation over a multi-year period, and support retention. The 2019 LTI awards were in the form of 60% PRSUs (at target), 20% time-based RSUs, and 20% time-vested stock options. In each case, the grant value was based upon the job band of each NEO and his contribution to the Company at the time of grant.

Mix of Long-Term Incentive Awards

•

PRSUs (60%). PRSU award performance is based on achievement against cumulative three-year performance targets (equally weighted Relative TSR and ROC Improvement metrics). Earned PRSUs will be settled in shares of common stock after the end of the three-year performance period. The maximum award level is 200% of the target award.

•	Time-based RSUs (20%). RSUs vest on the third anniversary of the grant date, providing a multi-year retention incentive.
•	Time-based stock options (20%). Stock options vest ratably over a three-year period (one-third vests each year on the anniversary of the grant date).

2019 Grants of Long-Term Incentive Awards to Each NEO

The Committee granted the following 2019 LTI awards for each NEO (based on the closing price per share of the Company’s common stock on the grant date). The award grant date was January 24, 2019 for each NEO except Mr. Slaven, whose award was granted on February 20, 2019, the date of the first Committee meeting after his hire date.

Name	2019 LTI Fair Market Value at Grant	Performance-Based Restricted Share Units (Target)	Time-Based Restricted Stock Units	Stock Options

Roy C. Harvey	$7,997,504	171,680	57,230	147,070

William F. Oplinger	$1,599,790	34,340	11,450	29,420

John D. Slaven	$999,830	20,520	6,840	18,400

Timothy D. Reyes	$999,931	21,460	7,160	18,390

Jeffrey D. Heeter	$999,931	21,460	7,160	18,390

The 2019 PRSU awards have a performance period of January 1, 2019 through December 31, 2021. If the 2019 PRSU awards are earned, as determined by the Committee, the 2019 PRSUs will be paid out in shares of Company common stock on a one-unit to one-share basis. The amount of the 2019 PRSUs earned, if any, will be based on the Company’s performance against goals relating to the following metrics, with payout ranging from 0 to 200% of target for each NEO’s 2019 PRSU award:

•

ROC Improvement (50%): ROC Improvement measured against the 2018 baseline of 11.9% (as normalized for LME London Metal Exchange (“LME”) and Alumina Pricing Index (“API”) pricing, 50% of regional premiums/tariffs, foreign currency exchange rate fluctuations, raw material prices, Australia gas price increases, and asset change driven by new lease accounting standards), with the Committee reserving the discretion to normalize achievement by applying adjustments (measured in basis points and determined by subtracting the baseline ROC Improvement from actual ROC Improvement results). The Committee considered the Company’s ROC Improvement goals to be challenging, but achievable given the market conditions and information available at the time of setting the goals. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion of the ROC Improvement calculation.

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Executive Compensation | Compensation Discussion and Analysis | 2019 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time-Vested Stock Options (continued)

•

Relative TSR (50%): Relative TSR means total shareholder return relative to the S&P 500 Index performance over the performance period (measured in basis points and determined by subtracting S&P 500 Index TSR from the Company’s TSR, using straight line interpolation) with the pay-out achievement scale as follows:

0%	50%	100% (Target)	150%	200%

-5,000	-2,500	0	2,500	5,000

2017 Performance-Based Restricted Share Units—Performance Targets and Achievement

The 2017 PRSU awards were granted by the Committee with the performance goals of Relative TSR and ROC Improvement equally weighted and measured over the performance period of January 1, 2017 through December 31, 2019 for all NEOs. Performance relative to the applicable goals, and the amount of shares earned for the three-year cumulative performance period, is determined by the Committee after the end of the three-year period using the following formula:

Payout Based on Three-Year Performance Period (January 1, 2017—December 31, 2019)

Target Opportunity (Number of PRSUs)	x	% Achievement Based on Alcoa Performance Targets (Relative TSR and ROC Improvement)	=	Potential Payout based on Performance

Based on performance against the goals set forth in the below chart, the 2017 PRSU awards were earned as follows:

Alcoa Performance Targets and Results (January 1, 2017—December 31, 2019)

Metric (%)	Weight	Minimum (0%)	Threshold (50%)	Target (100%)	Maximum (150%)	Super Maximum (200%)	Results	Weighted Results

ROC Improvement (measured in basis points)(1)	50%	80	125	200	350	500	-320	0.0%

Relative TSR (measured in basis points)(2)	50%	-5,000	-2,500	—	2,500	5,000	-8,054	0.0%

Total								0.0%
(1)

This financial measure has not been calculated in accordance with GAAP. Please see “2019 Grants of Long-Term Incentive Awards to Each NEO” above and “Attachment A—Additional Information Regarding Financial Measures” for a description of how this number is calculated from Alcoa’s audited financial statements.

(2)

Relative TSR was based on the average closing price per share for Alcoa and each company for the number of active trading days in December as measured at the beginning and at the end of the performance period (assuming all dividends are reinvested).

Performance-Based Restricted Share Units—2017 Award Payouts

The three-year performance period applicable to the 2017 PRSU awards ended on December 31, 2019 and, as described in the table above, the Committee determined that the award payouts were not earned based on the performance results.

Named Executive Officer	2017 Performance-Based Units (Target)	Total Earned Shares for the 2017 PRSU Grants	Performance Period Results

Roy C. Harvey	87,580	0	0%

William F. Oplinger	31,850	0	0%

John D. Slaven(1)	N/A	N/A	N/A

Timothy D. Reyes	7,330	0	0%

Jeffrey D. Heeter	11,950	0	0%
(1)	Mr. Slaven was not an employee at the time of the 2017 awards.

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Executive Compensation | Compensation Discussion and Analysis | Other Compensation Plans and Arrangements of Alcoa (continued)

Other Compensation Plans and Arrangements of Alcoa

Change in Control Severance Plan

We maintain the CIC Severance Plan. The CEO, CFO, General Counsel, the other NEOs, and other officers designated by the Committee are eligible to participate in the CIC Severance Plan. Under the CIC Severance Plan, an eligible employee who incurs a qualifying termination of employment, which is generally a termination without cause or resignation for good reason within two years following, or three months preceding, a change in control, will generally be entitled to receive:

•

cash severance equal to three times, in the case of the CEO, CFO and General Counsel, and two times, in the case of other participants, the sum of the employee’s annual base salary and his or her target incentive compensation with respect to the year of the change in control;

•	a pro-rated annual bonus;
•

continued life, accident and health benefits for up to three years, in the case of the CEO, CFO and General Counsel, and up to two years, in the case of other participants, following the qualifying termination of employment;

•

a cash lump sum amount representing the estimated equivalent of three years, in the case of the CEO, CFO and General Counsel, and two years, in the case of other participants, additional pension or retirement benefits under the Company defined benefit plans or, as applicable, defined contribution plans in which the officer participates; and

•	reasonable outplacement services for a period of up to twelve months.

In addition, an eligible employee will be entitled to receive benefits under Alcoa’s post-retirement health care if the employee would have become entitled to benefits under this plan had he or she remained employed during the three years, in the case of the CEO, CFO and General Counsel, and two years in the case of other participants, following the qualifying termination. If amounts payable to an officer under the CIC Severance Plan would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such amounts will be reduced if necessary to maximize the after-tax payment to the officer.

Severance Agreements

Alcoa has entered into severance agreements with each of the CEO and CFO (together, the “CEO/CFO Severance Agreements”) and other NEOs (collectively, the “Officer Severance Agreements”), for the purpose of providing severance benefits to such officers upon a qualifying termination of employment that occurs other than in connection with a change in control. Payment is generally contingent upon the officer’s execution of a release of claims.

Under the CEO/CFO Severance Agreements, the officer will receive a payment of $50,000 upon a voluntary resignation where such officer provides three months’ notice to Alcoa contingent upon a release of claims. Upon an involuntary termination without cause, such officer is generally entitled to receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: (a) cash severance equal to two times the officer’s annual base salary, (b) a pro-rated annual bonus for the year in which the termination occurs, (c) reasonable outplacement services for a period of up to twelve months, (d) $50,000 in consideration of execution of a release of claims, (e) continued health benefits for two years following termination, and (e) a cash lump sum amount designed to provide two years of additional pension or retirement benefits under the Company defined benefit plans or, as applicable, defined contribution plans in which the officer participates.

Under the Officer Severance Agreements, upon an involuntary termination of the officer’s employment without cause, the officer is generally entitled to receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: (a) cash severance equal to the officer’s annual base salary, (b) a pro-rated annual bonus for the year in which the termination occurs, (c) reasonable outplacement services for a period of up to twelve months, (d) continued health benefits for one year following termination, and (e) one year of additional pension or retirement benefits under the Company defined benefit plan or, as applicable, defined contribution plan in which the officer participates.

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Executive Compensation | Compensation Discussion and Analysis | Other Compensation Plans and Arrangements of Alcoa (continued)

Sign-On and Retention Bonus for Mr. Slaven

In connection with inducing Mr. Slaven to accept our offer of employment, and in consideration for his forfeited equity from his previous employer, we agreed to provide him a sign-on and retention bonus of $1,000,000, in the aggregate, subject to his continued employment with the Company on each of the payment dates as follows: the first installment was paid to him on his hire date of February 4, 2019 in the amount of $333,333, the second installment was paid to him on February 4, 2020 in the amount of $333,333, and the third installment will be payable on February 4, 2021 to him in the amount of $333,334. If Mr. Slaven voluntarily terminates his employment with Alcoa for any reason prior to the first anniversary of each installment payment, he must reimburse Alcoa for that particular installment. His other compensatory arrangements with the Company are described in this CD&A.

Alcoa Corporation Deferred Compensation Plan

Under the Alcoa USA Corp. Deferred Compensation Plan, participants may defer base salary amounts and certain incentive plan awards until a later date. Generally, earnings on nonqualified deferred compensation include returns on notional investments that mirror the investment alternatives available to all salaried employees under the Alcoa Retirement Savings Plan for Salaried Employees.

Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards

Change in Control Provisions in the Annual Incentive Plan

In the event of a change in control, officers and other key employees receiving compensation pursuant to the Annual Incentive Plan, at the discretion of the Committee, are paid a pro-rata portion of target incentive compensation for the calendar year for which awards were made, based on the days of service during such calendar year from the beginning of the calendar year through the date of the change in control.

Change in Control Provisions in the 2016 Stock Incentive Plan

The 2016 Stock Incentive Plan provides for double-trigger equity vesting in the event of a change in control (as defined in the 2016 Stock Incentive Plan). This generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest on a “single trigger” basis, but vesting would accelerate only if the participant is terminated without cause or resigns for good reason (as those terms are defined in the CIC Severance Plan) within 24 months following the change in control.

Compensation Committee Report

The Compensation and Benefits Committee (the “Committee”) has:

1.	reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement; and
2.

based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s Proxy Statement relating to the 2020 Annual Meeting of Stockholders.

The Compensation and Benefits Committee

Timothy P. Flynn, Chair

Kathryn S. Fuller

James E. Nevels

James W. Owens

Carol L. Roberts

Steven W. Williams

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Executive Compensation (continued)

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid to, our NEOs for the years indicated below.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

Roy C. Harvey	2019	$1,023,750	$—	$7,315,378	$1,597,180	$1,389,741	$1,569,067	$ 68,345	$12,963,461
President and	2018	$966,667	$—	$9,141,997	$1,562,543	$ 947,333	$ 512,574	$ 65,455	$13,196,569
Chief Executive Officer	2017	$925,000	$—	$5,835,662	$1,100,082	$1,868,685	$ 719,522	$271,172	$10,720,123

William F. Oplinger	2019	$651,135		$1,463,321	$319,501	$ 736,596	$1,045,857	$ 45,615	$4,262,025
Executive Vice President and	2018	$630,208	$—	$3,606,719	$400,176	$ 439,885	$ 107,922	$ 49,210	$5,234,120
and Chief Financial Officer	2017	$595,833	$—	$2,773,386	$400,019	$ 716,490	$ 751,233	$ 75,675	$5,312,636

John D. Slaven	2019	$426,542	$333,333	$883,113	$199,824	$ 289,515	$ 0	$130,260	$2,262,587
Executive Vice President and
Chief Operations Officer

Timothy D. Reyes	2019	$478,136	$—	$914,597	$199,715	$ 356,450	$ 761,373	$ 32,089	$2,742,360
Executive Vice President and	2018	$435,625	$—	$968,247	$155,210	$ 245,000	$ 33,899	$ 29,493	$1,867,474
Chief Commercial Officer

Jeffrey D. Heeter	2019	$452,495	$—	$914,597	$199,715	$ 307,131	$ 786,228	$ 30,491	$2,690,657
Executive Vice President and	2018	$424,125	$—	$1,094,350	$240,063	$ 222,030	$ 282,192	$ 28,664	$2,291,424
General Counsel	2017	$390,000	$—	$680,445	$150,023	$ 422,078	$ 384,768	$ 30,264	$2,057,578

Notes to Summary Compensation Table

(1)	Named Executive Officers. Mr. Harvey does not receive any additional compensation in connection with his service as a director on the Alcoa Board.
(2)	Salary. Amounts in this column represent the base salary earned and paid in 2019 for each NEO.
(3)

Bonus. In connection with joining the Company and considering the value of his forfeited equity from his previous employer, Mr. Slaven received a signing/retention bonus of $1,000,000, the first installment of which was paid in February 2019. The amount included in the table is the first of three equal installments to be paid ratably over three years (with the remaining installment payments to be made in February 2020 and February 2021), the payments of which are contingent on his employment with the Company on such dates with each installment subject to reimbursement to Alcoa in the event that Mr. Slaven voluntarily resigns from the Company within 12 months following the receipt of an installment.

(4)

Stock Awards. The value of stock awards is calculated using the grant date accounting fair value, which is calculated in accordance with ASC Topic 718. Amounts reflected in the stock awards column of the SCT are comprised of the accounting value of both the time-vested RSUs and PRSUs granted in 2019, as shown in the table below. The PRSUs granted in 2019 for the 2019-2021 performance period are reported in the SCT based on the grant date accounting fair value as determined using a Monte Carlo valuation.

			2019 Performance RSU Award for the 2019-2021 Performance Period(a)

Name	Grant Date	2019 Time-Based RSUs(a)	At Target	At Maximum

Roy C. Harvey	1/24/2019	$1,600,151	$5,715,227	$9,600,346

William F. Oplinger	1/24/2019	$ 320,142	$1,143,179	$1,920,293

John D. Slaven	2/20/2019	$ 200,002	$ 683,111	$1,200,010

Timothy D. Reyes	1/24/2019	$ 200,194	$ 714,403	$1,200,043

Jeffrey D. Heeter	1/24/2019	$ 200,194	$ 714,403	$1,200,043
(a)

The values in these columns are based on the aggregate grant date fair value, determined in accordance with ASC Topic 718. The time-based RSU awards are valued at the closing price per share on the date of grant. On the January 24, 2019 grant date, the closing price per share of Alcoa common stock was $27.96. On the February 20, 2019 grant date, the closing price per share of Alcoa common stock was $29.24. Fair values for the PRSU awards at target were estimated using Monte Carlo simulations of stock price correlation, and other variables over three-year time horizons matching the PRSU performance measurement period. The per share fair value of PRSU awards made to the NEOs in 2019 was $33.29.

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Executive Compensation (continued)

For a discussion of the other assumptions used to estimate the fair value of stock awards, please refer to Notes B and M to the Consolidated Financial Statements in Part II, Item 8 of the 2019 Form 10-K.

(5)

Option Awards. The value of stock options is calculated using the grant date accounting fair value which is calculated in accordance with ASC Topic 718. On the January 24, 2019 grant date, the closing price per share of Alcoa common stock was $27.96. On the February 20, 2019 grant date, the closing price per share of Alcoa common stock was $29.24. Fair values for the stock option awards were estimated using the Hull-White I option valuation method. For a discussion of the other assumptions used to estimate the fair value of stock options, please refer to Notes B and M to the Consolidated Financial Statements in Part II, Item 8 of the 2019 Form 10-K.

(6)	Non-Equity Incentive Plan Compensation. The amounts in this column reflect the cash payments made under the Annual Incentive Plan as further described under “2019 Annual Incentive Compensation.”
(7)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown for 2019 reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans, including supplemental plans, from December 31, 2018 to December 31, 2019. Pension values may fluctuate significantly based on a number of factors, including age, years of service, average annual earnings, and discount and mortality rate assumptions used for measurement of pension obligations from 2018 to 2019. Assumptions used are further described under “2019 Pension Benefits.”

(8)	All Other Compensation. Please see the information below regarding amounts set forth in this column.

		Matching Contribution(b)		Employer Retirement Income Contributions(c)

Name	Dividends(a)	Savings Plan	Deferred Compensation Plan	Savings Plan	Deferred Compensation Plan	Relocation(d)	Total

Roy C. Harvey	$6,920	$16,800	$44,625	—	—	$ 0	$ 68,345

William F. Oplinger	$6,547	$16,800	$22,268	—	—	$ 0	$ 45,615

John D. Slaven	$ 0	$16,800	$ 8,793	$8,400	$4,396	$91,871	$130,260

Timothy D. Reyes	$3,401	$16,800	$11,888	—	—	$ 0	$ 32,089

Jeffrey D. Heeter	$3,341	$16,800	$10,350	—	—	$ 0	$ 30,491

(a)

Dividend Equivalents and Fractional Shares. In 2019, Alcoa paid the associated accrued dividends from Alcoa Inc. in relation to the vesting of the 2016 time-vested and PRSUs granted prior to Separation. Alcoa does not currently pay a dividend on shares of its common stock.

(b)

Company Contributions to Savings Plans. During 2019, the NEOs were eligible to participate in the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp. (the “401(k) Plan”), a tax-qualified retirement savings plan under code Section 401(k), and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Participating employees may contribute up to a maximum of 25% of base salary between the two plans, including up to 10% to the tax-qualified 401(k) Plan on an after-tax basis. The employer matches 100% of employee pretax contributions up to 6% of base pay. If an NEO’s contributions to the 401(k) Plan exceed the limit on contributions imposed by the Code, the executive may elect to have the amount over the limit “spill over” into the nonqualified deferred compensation plan.

(c)

Employer Retirement Income Contributions. For eligible employees hired or rehired on or after March 1, 2006, in lieu of participation in a defined benefit plan, the company contributes 3% of eligible compensation to the 401(k) Plan and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Under the tax-qualified 401(k) Plan, eligible employees will receive 3% of eligible compensation up to Code Section 401(a)(17) Annual Compensation Limit. If an NEO’s eligible compensation exceeds the limit on compensation imposed by the Code, the executive will receive 3% of eligible compensation over the limit into the nonqualified deferred compensation plan.

(d)

Relocation. Mr. Slaven moved from the United States to the Netherlands on an expatriate assignment effective November 1, 2019, with benefits consistent with Alcoa’s Expatriate Program and that are generally available to similarly situated employees who accept assignments outside of their home country. Alcoa provided relocation benefits in the amount of $91,871 of which $1,366 is an associated tax gross-up. The expatriate program enables Alcoa to fill positions that are critical to the business while minimizing the impact to employees by providing the other amounts included herein: the payment of housing and fees ($44,009), relocation ($24,962), taxes and equalization ($3,010) and immigration and related fees ($19,890).

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Executive Compensation (continued)

2019 Grants of Plan-Based Awards

The following table provides information on equity and non-equity plan-based awards granted by Alcoa in 2019.

Name	Award		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Roy C. Harvey	IC	(1)	—	$0	$1,535,625	$3,071,250	—	—	—	—	—	—	—

	Option	(3)	1/24/2019	—	—	—	—	—	—	—	147,070	$27.96	$1,597,180

	RSU	(4)	1/24/2019	—	—	—	—	—	—	57,230	—	—	$1,600,151

	PRSU	(2)	1/24/2019	—	—	—	0	171,680	343,360	—	—	—	$5,715,227

William F. Oplinger	IC	(1)	—	$0	$651,135	$1,302,270	—	—	—	—	—	—	—

	Option	(3)	1/24/2019	—	—	—	—	—	—	—	29,420	$27.96	$319,501

	RSU	(4)	1/24/2019	—	—	—	—	—	—	11,450	—	—	$320,142

	PRSU	(2)	1/24/2019	—	—	—	0	34,340	68,680	—	—	—	$1,143,179

John D. Slaven	IC	(1)	—	$0	$319,906	$639,812	—	—	—	—	—	—	—

	Option	(3)	2/20/2019	—	—	—	—	—	—	—	18,400	$29.24	$199,824

	RSU	(4)	2/20/2019	—	—	—	—	—	—	6,840	—	—	$200,002

	PRSU	(2)	2/20/2019	—	—	—	0	20,520	41,040	—	—	—	$683,111

Timothy D. Reyes	IC	(1)	—	$0	$358,602	$717,204	—	—	—	—	—	—	—

	Option	(3)	1/24/2019	—	—	—	—	—	—	—	18,390	$27.96	$199,715

	RSU	(4)	1/24/2019	—	—	—	—	—	—	7,160	—	—	$200,194

	PRSU	(2)	1/24/2019	—	—	—	0	21,460	42,920	—	—	—	$714,403

Jeffrey D. Heeter	IC	(1)	—	$0	$339,371	$678,742	—	—	—	—	—	—	—

	Option	(3)	1/24/2019	—	—	—	—	—	—	—	18,390	$27.96	$199,715

	RSU	(4)	1/24/2019	—	—	—	—	—	—	7,160	—	—	$200,194

	PRSU	(2)	1/24/2019	—	—	—	0	21,460	42,920	—	—	—	$714,403
(1)

Represent threshold, target, and maximum annual cash incentive amounts that could have been earned pursuant to 2019 awards granted under the Annual Incentive Plan. The amounts of annual cash incentive awards earned in 2019 by our NEOs have been determined and were paid in January 2019. For additional information, please see “2019 Annual Incentive Compensation.”

(2)

Reflect the threshold, target, and maximum numbers of PRSU awards granted in 2019 under the Company’s 2016 Stock Incentive Plan for the 2019-2021 performance period. Grant date values are determined in accordance with ASC Topic 718. See “2019 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units, and Time-Vested Stock Options.”

(3)

Reflect the number of time-vested stock options granted under the Company’s 2016 Stock Incentive Plan. Grant date values are determined in accordance with ASC Topic 718. See “2019 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units and Time Vested Stock Options.”

(4)

Reflect the number of time-vested RSUs granted under the Company’s 2016 Stock Incentive Plan. Grant date values are determined in accordance with ASC Topic 718. See “2019 Equity Awards: Performance-Based Restricted Share Units, Time-Based Restricted Share Units, and Time-Vested Stock Options.”

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Executive Compensation (continued)

2019 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding Alcoa equity awards held by the NEOs at December 31, 2019.

Name	Date of Grant	Option Awards					Stock Awards(2),(3)
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
Roy C. Harvey
							115,750	$2,489,783	259,630	$5,584,641
	1/24/2019	—	147,070	—	27.96	1/24/2029
	1/24/2018	24,430	48,860	—	53.30	1/24/2028
	2/2/2017	58,907	29,453	—	37.68	2/2/2027
	1/19/2016	76,354	—	—	15.10	1/19/2026
	1/20/2015	27,474	—	—	34.83	1/20/2025
	1/16/2014	46,580	—	—	24.73	1/16/2024
	1/16/2013	12,431	—	—	19.89	1/16/2023
	1/20/2012	4,625	—	—	22.78	1/20/2022
	1/25/2011	10,930	—	—	36.38	1/25/2021
William F. Oplinger
							29,580	$636,266	56,860	$1,223,059
	1/24/2019	—	29,420	—	27.96	1/24/2029
	1/24/2018	6,257	12,513	—	53.30	1/24/2028
	2/2/2017	21,420	10,710	—	37.68	2/2/2027
	1/19/2016	22,466	—	—	15.10	1/19/2026
John D. Slaven
							6,840	$147,128	20,520	$441,385
	2/20/2019	—	18,400	—	29.94	2/20/2029
Timothy D. Reyes
							12,520	$269,305	30,190	$649,387
	1/24/2019	—	18,390	—	27.96	1/24/2029
	1/24/2018	2,427	4,853	—	53.30	1/24/2028
	2/2/2017	4,927	2,463	—	37.68	2/2/2027
Jeffrey D. Heeter
							15,660	$336,847	34,970	$752,205
	1/24/2019	—	18,390		27.96	1/24/2029
	1/24/2018	3,754	7,506	—	53.30	1/24/2028
	2/2/2017	8,033	4,017	—	37.68	2/2/2027
*	Calculated by multiplying the number of shares by the closing price per share of Alcoa’s common stock on December 31, 2019, which was $21.51.
(1)	Time-vested options have a term of ten years and vest incrementally over three years beginning on the first anniversary of the date of grant.
(2)

Stock awards in this column include time-based RSU awards. The 2017 PRSU awards had performance criteria established at the beginning of the 3-year cycle which ended December 31, 2019; there are no amounts set forth in the table for these awards because the minimum performance goals were not satisfied. All time-based RSUs cliff-vest three years from the date of grant. See the “Shares Earned but not Vested” column in the table that follows footnote 3.

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Executive Compensation (continued)

(3)

Stock awards in this column include unearned PRSU awards (at the target amount for the 2018 and 2019 PRSU grants) and for which the performance period has not ended. See the “Shares Unearned and Unvested” column in the table that follows.

Name	Award	Grant Date	Shares Earned but not Vested	Shares Unearned and Unvested	Vesting Date
Roy C. Harvey
	RSU	1/24/2019	57,230	—	1/24/2022
	RSU	1/24/2018	29,320	—	1/24/2021
	RSU	2/2/2017	29,200	—	2/2/2020
	PRSU	1/24/2019	—	171,680	1/24/2022
	PRSU	1/24/2018	—	87,950	1/24/2021
	PRSU	2/2/2017	0	—	2/2/2020
Total			115,750	259,630
William F. Oplinger
	RSU	1/24/2019	11,450	—	1/24/2022
	RSU	1/24/2018	7,510	—	1/24/2021
	RSU	2/2/2017	10,620	—	2/2/2020
	PRSU	1/24/2019	—	34,340	1/24/2022
	PRSU	1/24/2018	—	22,520	1/24/2021
	PRSU	2/2/2017	0	—	2/2/2020
Total			29,580	56,860
John D. Slaven
	RSU	2/20/2019	6,840	—	2/20/2022
	PRSU	2/20/2019	—	20,520	2/20/2022
Total			6,840	20,520
Timothy D. Reyes
	RSU	1/24/2019	7,160	—	1/24/2022
	RSU	1/24/2018	2,910	—	1/24/2021
	RSU	2/2/2017	2,450	—	2/2/2020
	PRSU	1/24/2019	—	21,460	1/24/2022
	PRSU	1/24/2018	—	8,730	1/24/2021
	PRSU	2/2/2017	0	—	2/2/2020
Total			12,520	30,190
Jeffrey D. Heeter
	RSU	1/24/2019	7,160	—	1/24/2022
	RSU	1/24/2018	4,510	—	1/24/2021
	RSU	2/2/2017	3,990	—	2/2/2020
	PRSU	1/24/2019	—	21,460	1/24/2022
	PRSU	1/24/2018	—	13,510	1/24/2021
	PRSU	2/2/2017	0	—	2/2/2020
Total			15,660	34,970

2019 Option Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Roy C. Harvey	—	—	34,331	$959,895

William F. Oplinger	—	—	32,480	$908,141

John D. Slaven	—	—	—	—

Timothy D. Reyes	—	—	16,874	$469,932

Jeffrey D. Heeter	—	—	16,574	$460,923
(1)

Reflects vesting of 2016 grants of time-based RSU awards for Messrs. Reyes and Heeter upon completion of the three-year period and vesting of 2016 grants of PRSU awards for Messrs. Harvey, Oplinger, and Reyes upon the certification of performance results following the 2016-2018 three-year performance period.

(2)	Amounts were calculated using the closing price per share of Alcoa stock of $27.81 on January 19, 2019 and $27.96 on January 24, 2019, the vesting dates for RSUs and PRSUs, respectively.

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Executive Compensation (continued)

2019 Pension Benefits

The following table contains information with respect to each plan that provides for specified retirement payments or benefits primarily following retirement, including tax-qualified defined benefit plans and non-qualified defined benefit plans, but excluding defined contribution plans. On January 17, 2018, the Company announced that, effective December 31, 2020, salaried employees, including participating NEOs, in the United States and Canada will cease accruing retirement benefits for future service under the following defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Roy C. Harvey	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	17.9	$539,122	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	17.9	$3,068,178
William F. Oplinger	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	19.8	$743,106	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	19.8	$2,828,675
John D. Slaven(1)	—	—	—	—
	—	—	—	—
Timothy D. Reyes	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	20.6	$936,903	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	20.6	$1,544,584
Jeffrey D. Heeter	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	21.8	$1,056,879	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	21.8	$1,312,738
(1)	Mr. Slaven is not eligible to participate in Alcoa’s defined benefit plans.
(2)	“Number of Years of Credited Service” includes years of credited service under the Alcoa Inc. Predecessor Retirement Plan.

The present value calculations are based on mortality assumptions, as discussed in Note N to the Consolidated Financial Statements in Part II, Item 8 of the 2019 Form 10-K, and discount rates of 3.18% for the Pension Plan for Certain Salaried Employees of Alcoa USA Corp. and 3.38% for the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan. A certain percentage of participants are assumed to elect a lump sum form of payment from the qualified pension plan and the remainder are assumed to elect an annuity. The lump sum present value calculation is based on Code Section 417(e) segment rates of 2.04%, 3.09%, and 3.68% and the 2020 Code Section 417(e) lump sum mortality table. Mr. Harvey and Mr. Oplinger are assumed to commence benefits at age 65. Mr. Reyes and Mr. Heeter are assumed to commence benefits at age 62.

Qualified Defined Benefit Plan. The Pension Plan for Certain Salaried Employees of Alcoa USA Corp. (the “Plan”) is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees hired before March 1, 2006. In anticipation of Separation, Alcoa Inc. spun off certain assets and liabilities from Alcoa Retirement Plan I (the “Predecessor Retirement Plan”) attributable to employees, including Messrs. Harvey, Oplinger, Reyes, and Heeter, to form the Plan. The Plan is intended as a continuation of the Predecessor Retirement Plan for the participants covered by the Plan and recognizes elections, years of service, and retirements under the Predecessor Retirement Plan for affected employees and former employees. Benefits under the Plan are based upon years of service and Average Final Compensation. Average Final Compensation includes salary plus annual cash incentive compensation amounts that have not been deferred. The Plan reflects the compensation limit imposed by the Code, which was $280,000 for 2019. The base benefit payable at age 65 is 1.1% of Average Final Compensation up to the Social Security covered compensation plus 1.475% of Average Final Compensation above the Social Security covered compensation, times years of service. No further benefits will accrue under the Plan after December 31, 2020. Service for determining retirement eligibility will be unaffected. Early retirement benefits are available for employees covered by Rule IC or Rule IM (each as explained below) who leave the Company at age 55 with 10 or more years of service, however benefits are reduced from age 62 (Rule IC) or age 65 (Rule IM) based on age at commencement. Effective January 1, 2018, participants accruing service on or after January 1, 2018 have a lump sum form of payment available along with all other existing forms of payment (single life, 50% joint and survivor, and 75% joint and survivor monthly annuities, as applicable). The lump sum form of payment is not available to disability retirements or other restricted retirement types. For Rule IC participants who retire prior to age 62 with 30 or more years of service, the benefit payable until age 62 is determined by a different formula of 1.5% of Average Final Compensation up to $100,000, plus 1% of Average Final Compensation above $100,000, multiplied by service. This benefit

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Executive Compensation (continued)

payable until age 62 is not reduced for early commencement. Average Final Compensation is calculated using the average of the highest five of the last ten years of earnings, in the case of Messrs. Reyes and Heeter, and the average of the highest consecutive five of the last ten years of earnings for Messrs. Harvey and Oplinger.

Nonqualified Defined Benefit Plans. Effective as of August 1, 2016, Alcoa USA Corp. adopted and is the sponsor of the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C (the “Nonqualified Pension Plan”). The Nonqualified Pension Plan is intended as a continuation of the Alcoa Inc. Employees’ Excess Benefits Plan C (the “Predecessor Excess Benefit Plan”), which Alcoa Inc. separated into two separate plans: the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C and the Predecessor Excess Benefit Plan (renamed Arconic Employees’ Excess Benefits Plan C), in anticipation of Separation.    This Nonqualified Pension Plan recognizes retirements and service accrued under the Predecessor Excess Benefit Plan for affected employees and former employees.

In 2019, Messrs. Harvey, Oplinger, Reyes and Heeter participated in the Nonqualified Pension Plan. This plan provides for benefits that exceed the limits on compensation imposed by the Code and base salary and incentive compensation that has been deferred. The benefit formula is identical to the Pension Plan for Certain Salaried Employees of Alcoa USA Corp formula and no further benefits will accrue under the Plan after December 31, 2020. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

2019 Nonqualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Name	Executive Contributions in 2019 ($)(1)	Registrant Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2019 ($)(3)

Roy C. Harvey	$44,625	$44,625	$2,528	—	$175,287

William F. Oplinger	$119,938	$22,268	$207,568	—	$1,533,683

John D. Slaven	$8,793	$13,189	$439	—	$22,420

Timothy D. Reyes	$11,888	$11,888	$30,557	—	$153,116

Jeffrey D. Heeter	$51,074	$10,350	$(39,512)	—	$266,448
(1)	The amounts in this column were contributed by the NEOs into their accounts under the deferred compensation plan, which amounts are reflected in the “Salary” column of the 2019 row of the SCT.
(2)	2019 contributions under the deferred compensation plan are also included in the “All Other Compensation” column of the SCT for each applicable NEO as detailed in Note 8 to the SCT.
(3)

This column includes NEOs’ and Alcoa’s contributions, which amounts are also included in the “Salary” and “All Other Compensation” columns, as applicable, of the SCT. For 2019 amounts included in the aggregate balance, see footnotes 1 and 2 herein. For 2018, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $83,000; Mr. Oplinger, $137,157; Mr. Heeter, $54,067; and Mr. Reyes $19,276. For 2017, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $0; Mr. Oplinger, $77,733; and Mr. Heeter, $47,800.

The investment options under the Alcoa USA Corp. Deferred Compensation Plan are generally the same choices available to all salaried employees under the relevant defined contribution plans, and the NEOs did not receive preferential earnings on their investments. The NEOs may defer up to 25% of their base salaries in total to the defined contribution plan and deferred compensation plan and up to 100% of their annual IC to the deferred compensation plan.

To the extent the executive elects, the employer contributes matching contributions and ERIC on employee base salary deferrals that exceed the limits on compensation imposed by the Code. In 2019, total matching contribution amounts by Alcoa were as follows: Mr. Harvey, $44,625; Mr. Oplinger, $22,268; Mr. Slaven $13,189; Mr. Reyes, $11,888; and Mr. Heeter, $10,350.

The principal benefit to the NEOs of the Alcoa USA Corp. Deferred Compensation Plan is that United States taxes are deferred until the deferred amount and credited earnings are withdrawn, so that savings accumulate on a pretax basis. Alcoa also benefits from this arrangement because it does not use its cash to pay the deferred salaries or incentive compensation of the individuals who have deferred receipt of these amounts. Alcoa may use this cash for other purposes until the deferred account is paid to the individual upon termination of employment. All nonqualified pension and deferred

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Executive Compensation (continued)

compensation are general unsecured assets of Alcoa until paid. Upon termination of employment, deferred compensation will be paid in cash in a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

Potential Payments Upon Termination or Change in Control

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other additional benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation, resignation, retirement or a constructive termination of an NEO, or a “change in control” of Alcoa, or a change in the NEOs’ responsibilities, as such scenarios contemplated in the contracts, agreements, plans or arrangements described below.

The tables assume that employment termination and/or the change in control occurred on December 31, 2019 and a valuation of our common stock based on its closing price per share on December 31, 2019 of $21.51. The tables also assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below. Actual amounts payable can only be determined at the time of such NEO’s separation from the Company.

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis.” The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Potential Payments upon a Change in Control.

Alcoa maintains the CIC Severance Plan, which is designed to retain eligible key executives designated by the Compensation Committee during the period when a transaction is being negotiated, or during a period in which a hostile takeover is being attempted, and to ensure the impartiality of the key negotiators for Alcoa.

The CIC Severance Plan provides participating officers with severance compensation if their employment is terminated without cause or if they leave for good reason, in either case within two years after a change in control of Alcoa, or in certain limited circumstances prior to a change in control.

Under the CIC Severance Plan, a “change in control” is defined as:

•	Any person acquiring 30% or more of Alcoa’s voting power if certain conditions are met; or

•	a majority of the Board is replaced during any 12-month period by directors whose appointment (i) is not endorsed by a majority of the Board before such date, and/or (ii) is in connection with an election contest or through the use of the Company’s proxy access procedures; or
•	Any person acquires (or has acquired within 12 months) assets of the Company that have a fair market value of more than 40% of the total fair market value of Alcoa’s assets immediately before such transaction(s); or

•	The consummation of liquidation or dissolution of the Company.

In general, the CIC Severance Plan provides for the payment of severance benefits if a change in control occurs, and within three months preceding or two years after either:

1.

The Company terminates the executive’s employment with the Company without “cause,” which is defined to mean intentional failure to perform stated duties after 30 days’ notice to cure, or willful engagement in conduct materially injurious to the Company; or

2.	The executive terminates employment with the Company for “good reason,” which is defined to mean:

•	The assignment of duties materially inconsistent with the position or a substantial adverse alteration in the nature and status of the position; or

•	Material reduction in total compensation and benefits; or
•	Relocation of more than 50 miles from principal job location; or

•	Failure to pay compensation to the eligible employee within 14 days of when such compensation is due.

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Executive Compensation (continued)

The CIC Severance Plan provides a higher level of benefits for Alcoa’s CEO, CFO and General Counsel than for other participating officers as a result of the Committee’s determination of the importance of these roles in the event of a potential change in control transaction. Please see “Other Compensation Plans and Arrangements of Alcoa—Change in Control Severance Plan” in the “Compensation Discussion and Analysis” section for information. Additionally, due to the previously announced pension plans’ freeze, Messrs. Harvey, Oplinger and Heeter would receive one year of defined benefit accrual under the defined benefit plan plus two years of ERIC to the applicable defined contribution plan. ERIC is an employer contribution amount equal to 3% of salary and annual incentive compensation.

The amounts shown in the tables below include the value of accelerated vesting of stock options and stock awards for all participating NEOs. Awards do not have automatic vesting upon a change in control if a replacement award is provided by the successor entity, but such replacement awards would vest upon termination of an officer’s employment without cause or if the officer leaves for good reason, in either case within two years after a change in control. Values presented in the tables below assume that both a change in control and a qualifying termination occurred for each participating NEO on December 31, 2019. The estimated value of accelerated vesting of stock awards is calculated based on the closing price per share of Alcoa’s common stock on December 31, 2019, which was $21.51, and assumes that PRSU awards vest at the target level.

Executive Severance Agreements.

Alcoa has entered into severance agreements with certain executives, including each of its NEOs, to facilitate transitioning of key positions to suit the timing needs of Alcoa.

The severance agreements with Messrs. Harvey and Oplinger provide that, if their employment is terminated without cause, they would receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: a lump sum amount equivalent to two years’ base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; reasonable outplacement services for a period of up to twelve months; continued health care benefits for a two-year period; and a lump sum amount designed to provide two additional years of pension accrual under the applicable defined benefit or defined contribution plan. In the case of an involuntary termination without cause, or a voluntary termination where they provide three months’ notice to Alcoa, Messrs. Harvey and Oplinger would also receive a lump sum severance payment of $50,000 upon execution of a general release of legal claims against Alcoa. No payments would be made under the agreement unless a general release is signed. The agreement requires Messrs. Harvey and Oplinger to comply with two-year non-competition and non-solicitation provisions, as well as confidentiality obligations.

The severance agreements with Messrs. Heeter, Reyes, and Slaven, provide that, if their employment is terminated without cause, they would receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: a lump sum amount equivalent to one year’s base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; reasonable outplacement services for a period of up to twelve months; continued health benefits for one year following termination; and credit for one year of additional accrual under the defined benefit plan. The agreement requires the executives to comply with one-year non-competition and non-solicitation provisions, as well as confidentiality obligations. No payment will be made under the agreement unless a general release is signed.

If severance payments or benefits are payable to any NEO under the CIC Severance Plan, no payments would be paid under the officer’s executive severance agreement.

Equity Award Treatment.

Equity awards granted by Alcoa under the 2016 Stock Incentive Plan generally do not provide for accelerated vesting in circumstances where the awards are not replaced by the successor in a change in control. Stock options and RSUs would continue to vest in accordance with their original vesting schedule following an employee’s termination of employment due to death, disability, or retirement that occurs at least six months after the grant date and may continue to vest if the termination is as a result of Alcoa’s divestiture of a business. In the case of PRSUs, such continued vesting is subject to achievement of applicable performance goals. Long Term Incentive amounts in the “Termination in Connection with a Change in Control” columns, as shown in the following tables, assume that the awards were not replaced by the successor in a change in control.

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Executive Compensation (continued)

Tables Relating to Potential Payments Upon Termination

Roy C. Harvey

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$2,117,000	$7,707,375	$0	$0	$0

Pro-Rata Bonus(2)	$1,389,741	$1,535,625	$1,389,741	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$1,015,418	$2,489,782	$2,489,782	$2,489,782	$0

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$1,218,626	$5,584,642	$5,584,642	$5,584,642	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$43,824	$66,305	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,616	$0	$0	$0

Outplacement Services	$16,016	$16,016	$0	$0	$0

Pension Value(7)

Present value of additional pension credits	$839,352	$916,865	$0	$0	$0

Total	$6,639,977	$18,319,226	$9,464,165	$8,074,424	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 2 times sum of continued base salary and includes $50,000 for general release and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and “Death” are based on actual 2019 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2019 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2017 and 2018 RSUs are included, and for the “ Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2017, 2018 and 2019 awards as of 12/31/2019 at $21.51 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2017 performance period (2017-2019) (or zero), and the 2018 and 2019 three-year PRSU awards are reflected at target.
(5)	All stock options from 2017, 2018, and 2019 are underwater as of December 31, 2019.
(6)	Health and life costs are based on individual elections and budgeted rates for 2020 with assumed trend rates to estimate 2021 and 2022 costs. Present Values based on 3.38% discount rate.
(7)

Pension Values represent total present values as of 12/31/2019 and reflect the defined benefit freeze effective 12/31/2020. Any benefits payable after this date are under the defined contribution plan. Present Value of Executive Severance and Change in Control pension values are based on 2020 IRS Mortality and the 2020 PPA Segment rates of 2.04% years 1-5, 3.09% years 6-20, 3.68% thereafter.

(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2019 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2019 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

71

2020 PROXY STATEMENT

Executive Compensation (continued)

William F. Oplinger

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)(8)	Disability ($)(9)	Retirement ($)(9)(10)

Compensation

Cash Severance(1)	$1,358,616	$3,916,329	$0	$0	$0

Pro-Rata Bonus(2)	$736,596	$651,135	$736,596	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$325,610	$636,266	$636,266	$636,266	$0

Performance-Based Restricted Share Units—Unvested & Accelerated(3)(4)	$312,035	$1,223,058	$1,223,058	$1,223,058	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)(8)	$30,406	$46,004	$2,140	$0	$0

Life & Accident Insurance(6)	$0	$2,616	$0	$0	$0

Outplacement Services	$16,016	$16,016	$0	$0	$0

Pension Value(7)

Present value of additional pension credits	$209,593	$248,851	$0	$0	$0

Total	$2,988,872	$6,740,275	$2,598,060	$1,859,324	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 2 times sum of continued base salary and includes $50,000 for general release and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2019 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2019 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2017 and 2018 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2017, 2018 and 2019 awards as of 12/31/2019 at $21.51 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2017 performance period (2017-2019) (or zero), and the 2018 and 2019 three-year PRSU awards are reflected at target.
(5)	All stock options from 2017, 2018, and 2019 are underwater as of December 31, 2019.
(6)	Health and life costs are based on individual elections and budgeted rates for 2020 with assumed trend rates to estimate 2021 and 2022 costs. Present Values based on 3.38% discount rate.
(7)

Pension Values represent total present values as of 12/31/2019 and reflect the defined benefit freeze effective 12/31/2020. Any benefits payable after this date are under the defined contribution plan. Present Value of Executive Severance and Change in Control pension values are based on 2020 IRS Mortality and the 2020 PPA Segment rates of 2.04% years 1-5, 3.09% years 6-20, 3.68% thereafter.

(8)	Spouse would have been entitled to retiree medical credits.
(9)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(10)

The executive was not eligible for retirement benefits on December 31, 2019 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2019 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2020 PROXY STATEMENT

Executive Compensation (continued)

John D. Slaven

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation*

Cash Severance(1)	$625,000	$1,889,812	$0	$0	$0

Pro-Rata Bonus(2)	$289,515	$319,906	$289,515	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$0	$147,128	$147,128	$147,128	$0

Performance-Based Restricted Share Units(3)(4)— Unvested & Accelerated	$0	$441,385	$441,385	$441,385	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$16,440	$33,218	$0	$0	$0

Life & Accident Insurance(6)	$0	$1,538	$0	$0	$0

Outplacement Services	$16,016	$16,016	$0	$0	$0

Pension Value(7)

Present value of additional defined contribution plan amount	$28,347	$61,160	$0	$0	$0

Total	$975,318	$2,910,163	$878,028	$588,513	$0
*

Mr. Slaven was provided a sign-on bonus in connection with joining the Company and in consideration of his forfeited equity from his previous employer. The amount reflected in the table represents the remaining installments to be paid in February 2020 and 2021. This amount is subject to forfeiture and/or reimbursement in the event of voluntary separation.

(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 2 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2019 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2019 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, Mr. Slaven was hired in 2019 and only has 2019 awards which were held less than the required one year period, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of the 2019 awards as of 12/31/2019 at $21.51 per share.

(4)	PRSU amounts reflect the 2019 three-year PRSU awards at target.
(5)	All stock options from 2019 are underwater as of December 31, 2019.
(6)	Health and life costs are based on individual elections and budgeted rates for 2020 with assumed trend rates to estimate 2021 and 2022 costs. Present Values based on 3.38% discount rate.
(7)	Pension Values reflect benefits payable under the defined contribution plan. The executive is not a participant in the defined benefit plan. Present Values based on a 3.38% discount rate.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2019 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2019 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2020 PROXY STATEMENT

Executive Compensation (continued)

Timothy D. Reyes

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)(8)	Disability ($)(9)	Retirement ($)(9)(10)

Compensation

Cash Severance(1)	$575,000	$1,867,204	$0	$0	$0

Pro-Rata Bonus(2)	$356,450	$358,602	$356,450	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$91,432	$269,306	$269,306	$269,306	$0

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$120,962	$649,387	$649,387	$649,387	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)(8)	$21,594	$43,631	$2,229	$0	$0

Life & Accident Insurance(6)	$0	$1,608	$0	$0	$0

Outplacement Services	$16,016	$16,016	$0	$0	$0

Pension Value(7)(11)

Present value of additional pension credits	$0	$401,984	$0	$0	$0

Total	$1,181,454	$3,607,738	$1,277,372	$918,693	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 2 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2019 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflect 2019 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2017 and 2018 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2017, 2018 and 2019 awards as of 12/31/2019 at $21.51 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2017 performance period (2017-2019) (or zero), and the 2018 and 2019 three-year PRSU awards are reflected at target.
(5)	All stock options from 2017, 2018, and 2019 are underwater as of December 31, 2019.
(6)	Health and life costs are based on individual elections and budgeted rates for 2020 with assumed trend rates to estimate 2021 and 2022 costs. Present Values based on 3.38% discount rate.
(7)

Pension Values represent total present values as of 12/31/2019 and reflect the defined benefit freeze effective 12/31/2020. Any benefits payable after this date are under the defined contribution plan. Present Value of Executive Severance and Change in Control pension values are based on 2020 IRS Mortality and the 2020 PPA Segment rates of 2.04% years 1-5, 3.09% years 6-20, 3.68% thereafter.

(8)	Spouse would have been entitled to retiree medical credits.
(9)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(10)

The executive was not eligible for retirement benefits on December 31, 2019 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2019 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

(11)	The pension benefit in the event of “Termination without Cause” is provided under the standard provisions of the pension plans.

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2020 PROXY STATEMENT

Executive Compensation (continued)

Jeffrey D. Heeter

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)(8)	Disability ($)(9)	Retirement ($)(9)(10)

Compensation

Cash Severance(1)	$456,804	$2,388,526	$0	$0	$0

Pro-Rata Bonus(1)(2)	$307,131	$339,371	$307,131	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$145,728	$336,847	$336,847	$336,847	$0

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$187,193	$752,205	$752,205	$752,205	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)(8)	$22,138	$67,676	$2,362	$0	$0

Life & Accident Insurance(6)	$0	$2,405	$0	$0	$0

Outplacement Services	$16,016	$16,016	$0	$0	$0

Pension Value

Present value of additional pension credits(7)(11)	$0	$474,923	$0	$0	$0

Total	$1,135,010	$4,377,969	$1,398,545	$1,089,052	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2019 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflect 2019 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2017 and 2018 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2017, 2018 and 2019 awards as of 12/31/2019 at $21.51 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2017 performance period (2017-2019) (or zero), and the 2018 and 2019 three-year PRSU awards are reflected at target.
(5)	All stock options from 2017, 2018, and 2019 are underwater as of December 31, 2019.
(6)	Health and life costs are based on individual elections and budgeted rates for 2020 with assumed trend rates to estimate 2021 and 2022 costs. Present Values based on 3.38% discount rate.
(7)

Pension Values represent total present values as of 12/31/2019 and reflect the defined benefit freeze effective 12/31/2020. Any benefits payable after this date are under the defined contribution plan. Present Value of Executive Severance and Change in Control pension values are based on 2020 IRS Mortality and the 2020 PPA Segment rates of 2.04% years 1-5, 3.09% years 6-20, 3.68% thereafter.

(8)	Spouse would have been entitled to retiree medical credits.
(9)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(10)

The executive was not eligible for retirement benefits on December 31, 2019 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2019 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

(11)	The pension benefit in the event of “Termination without Cause” is provided under the standard provisions of the pension plans.

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Executive Compensation (continued)

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Roy C. Harvey, to that of our median employee. The SEC requires us to disclose the annual total compensation of each of Mr. Harvey and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the SCT).

The values are as follows for 2019, our last completed fiscal year:

•	Mr. Harvey’s annual total compensation—$12,963,461
•	Our median employee’s annual total compensation—$100,290
•	Ratio of Mr. Harvey’s annual total compensation to our median employee’s annual total compensation—129:1

A primary purpose of this disclosure is to provide stockholders with a company-specific metric that can assist in their evaluation of our executive compensation practices. We believe our compensation philosophy and process yield an equitable result for our employees. We describe below the methodology used to identify our median employee and calculate the above-disclosed values.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, Alcoa may identify its median employee for purposes of providing such pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the 2017 pay ratio disclosure.

•

Alcoa has reviewed the changes in its employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2017 pay ratio disclosure and require us to identify a new median employee. As a result, the Company has re-identified the same median employee as it did in its 2017 pay ratio disclosure.

•

We identified the median employee for purposes of our 2017 pay ratio disclosure using our global employee population as of October 31, 2017. We used a consistently applied compensation measure across our global employee population, excluding Mr. Harvey, to calculate the median employee compensation. For our consistently applied compensation measure, we calculated annual total compensation by aggregating, for each applicable employee, (A) annual base salary for the trailing 12 months preceding October 31, 2017 (or, for hourly employees, the annual work schedule multiplied by hourly wage) and (B) target incentive cash compensation and/or performance pay. We then calculated the median employee’s actual 2017 fiscal year compensation in the same manner as the NEOs’ compensation as presented in the SCT. The initial result of this calculation led to an anomalous result for the identified median employee (who was on a leave of absence) that would result in a pay ratio that we believed did not accurately reflect the relationship between our compensation practices for a typical employee. Therefore, we selected an employee immediately adjacent to the initially identified employee, which employee had substantially similar compensation to the original median employee based on our consistently applied compensation measure.

The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. However, the SEC’s pay ratio disclosure rule affords significant flexibility to companies in determining appropriate methodologies to identify the median employee and calculating the median employee’s annual total compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, business models, and compensation practices, and may utilize different methodologies to identify the median employee and calculate the median employee’s annual total compensation.

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2020 PROXY STATEMENT

Equity Compensation Plan Information

The following table provides information about Alcoa’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2019. Additional information is included in Note M of the Consolidated Financial Statements in Part II, Item 8 of the 2019 Form 10-K.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	4,374,174	$28.38	18,810,099
Equity compensation plans not approved by security holders	0	0	0

Total	4,374,174	$28.38	18,810,099
(1)

Represents shares underlying awards that have been granted under the terms of the 2016 Stock Incentive Plan (including Alcoa Inc. equity awards that were re-issued and converted into Alcoa awards in connection with the Separation under the plan). Table amounts are comprised of: 2,246,563 shares issuable pursuant to stock options; 1,581,991 RSUs (time-based RSUs and RSUs issued quarterly to individual directors who elect to defer their cash fees); and 545,620 PRSUs (at target) (assuming maximum achievement, 1,485,380).

(2)	The weighted-average exercise price does not take into account RSUs or PRSUs, as such awards have no exercise price.
(3)

This number only reflects securities available for issuance under the 2016 Stock Incentive Plan. Under the terms of the plan, any award, other than an option or SAR, will count as 1.63 shares from May 10, 2017 and thereafter. Options and SARs will be counted as one share for each option or SAR.

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2020 PROXY STATEMENT

Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent

The Company has been notified of the intention to present the following resolution at our Annual Meeting. The Board and the Company accept no responsibility for the proposed resolution and supporting statement. As required by SEC rules, the resolution and supporting statement are printed verbatim below. Stockholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. Alcoa will provide the name, address and stock holding (to our knowledge) of the stockholder proponent promptly upon oral or written request made to the Secretary of the Company. The stockholder proposal follows.

Proposal [4] - Adopt a New Shareholder Right - Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting.

Plus the current 25% stock ownership at Alcoa to call a special meeting is on the high side. This 25% threshold has bureaucratic pitfalls that trigger minor shareholder errors that could mean that 50% of shares would need to ask for a special meeting in order to be sure of obtaining the threshold of 25% of requests without errors. One can be sure that management will have an eagle eye to spot any errors.

This proposal topic won 41%-support at the 2019 Alcoa annual meeting in spite of management falsely giving the impression that Alcoa shareholders already had a right to act by written consent.

The time is right to improve shareholder rights especially as the price of our stock fell from $34 to $22 in the year leading up to due date for this proposal.

Please vote yes:

Adopt a New Shareholder Right - Written Consent - Proposal [4]

Statement of Opposition

The Board UNANIMOUSLY recommends that stockholders vote AGAINST this proposal for the following reasons:

Executive Summary of Board Opposition Statement.

The Board of Directors continues to believe that adoption of this proposal is unnecessary and not in the best interests of stockholders for the following reasons:

•	This Proposal Failed at the 2019 Annual Meeting
•	Alcoa’s Stockholders Have an Existing Right to Call a Special Meeting of Stockholders
•	Proposed Action by Written Consent is an Undemocratic Process that Lacks Transparency, and Action through Meetings Provides Safeguards for All Stockholders
•	Alcoa’s Current Written Consent Provision is Consistent with Market Practice

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Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent (continued)

•	Alcoa Has Instituted Best-In-Class Corporate Governance Practices that Protect Stockholder Interests and Ensure Board Accountability
•	Alcoa Has Multiple Channels for Stockholders to Raise Matters
•	A Lower Written Consent Threshold May Cause Significant Disruption and Confusion at the Company and for Stockholders

This Proposal Failed at the 2019 Annual Meeting.

The Board of Directors continues to believe that the action requested by this proposal is not in the best interests of the Company or its stockholders, and is unnecessary. The Company’s stockholders agreed with this conclusion at the 2019 Annual Meeting, when a similar advisory stockholder proposal requesting that we amend the ability for stockholders to act by written consent failed to receive support of a majority of our stockholders.

Alcoa’s Stockholders Have an Existing Right to Call Special Meetings of Stockholders.

Alcoa’s Certificate of Incorporation and Bylaws provide that its stockholders holding at least 25% of its outstanding stock may call a special meeting of stockholders. Implementation of the current proposal is unnecessary given the existing right of stockholders to call special meetings and the Company’s other governance practices, which enable stockholder action in a transparent manner through a properly noticed meeting in which any stockholder may participate and vote. Alcoa’s existing special meeting right strikes an appropriate balance between providing stockholders with a meaningful ability to call a special meeting and protecting against a small group of stockholders using this mechanism for their own special interests. The current special meeting threshold is low enough to provide an appropriate opportunity for stockholders to act between annual meetings, and yet is high enough to prevent a single stockholder, or small group of stockholders, from acting without broad stockholder support. The Board believes that the current stockholder right to call a special meeting is the appropriate mechanism for stockholders to bring matters to the attention of the Company’s stockholders between annual meetings for these reasons and to safeguard stockholder rights as described below.

Proposed Action by Written Consent is an Undemocratic Process that Lacks Transparency; Action through Meetings Provides Safeguards for All Stockholders.

The Board believes that a stockholder meeting allows for an open and transparent forum for meaningful and important disclosure and debate:

•	The time, date and location of such meetings are announced publicly in advance of the meeting to provide adequate notice to all stockholders of the proposals to be considered;
•	Accurate and complete information about the proposals, as required by law, is widely disseminated in advance of the meeting, which promotes well-informed consideration on the merits of the proposals;
•	At such meetings, stockholders have a forum in which to express their views on proposed actions and participate in deliberations and vote;
•	The Board of Directors has the opportunity to provide a considered recommendation to the stockholders with respect to the proposed action to be taken at the meeting; and
•

These and other procedures ensure that stockholders may raise matters for consideration and that all stockholders receive notice of, and have an opportunity to voice concerns about, proposed actions affecting the Company.

In contrast, the proposed action by written consent would:

•	Permit a bare majority of stockholders to act alone without the knowledge and participation of all other stockholders;
•	Allow a limited number of stockholders to act on significant matters without providing advance notice of a proposal to the stockholders;
•	Prevent stockholders from having adequate time to review the subject matter of the proposal, as stockholders are not entitled to receive notice of actions taken by written consent;
•

Deprive stockholders of the opportunity to consider alternative views on the proposal, or be afforded the opportunity to debate the merits of the proposal at an open meeting, and who may not be informed about the proposed action until it has already been taken; and

•	Eliminate the need for engagement with the Company or the Board about the proposal.

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Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent (continued)

Furthermore, the proposed ability to act by written consent encourages short-term stock ownership by investors who can quietly accumulate ownership positions and take important corporate action without the procedural safeguards of waiting periods and compliance with disclosure rules, and other protections inherent in a stockholder meeting and the stockholder voting process. In effect, the proposed action by written consent could permit a limited group of stockholders to disenfranchise other stockholders while causing action on potentially significant matters.

The proposal to permit action by written consent would enable stockholders to unfairly and secretly circumvent the procedural safeguards that are afforded to all stockholders through the existing special meeting right.

Alcoa’s Current Written Consent Provision is Consistent with Market Practice.

Alcoa monitors and evaluates trends in corporate governance and compares and evaluates new developments against our current practices. We understand that corporate governance is not static. Our review of current market practice shows that a majority of S&P 500 companies either do not permit stockholders to act by written consent or require that any stockholder action by written consent be unanimous. As such, most publicly traded companies do not permit the kind of stockholder action by written consent requested by the proponent. The Board believes the Company’s current provisions are consistent with market practice especially considering our other corporate governance practices described below.

Alcoa Has Instituted Best-In-Class Corporate Governance Practices that Protect Stockholder Interests and Ensure Board Accountability.

The Board believes that the Company’s existing governance structure is in line with best practices, promotes director accountability, and benefits and protects our stockholders’ interests. This corporate governance structure was put in place at the time of the Company’s launch in November 2016. The Company’s leading governance practices include:

•	Independent Board. 11 of our 12 Board members are independent;
•	Separation of the Roles of CEO and Chairman. These roles are separate, and our Chairman is an independent director;
•	Annual Elections of Directors. All of our directors are elected annually;
•	Majority Vote Standard in Uncontested Director Elections with Resignation Policy. Each director is elected by a majority of votes cast and must tender his or her resignation if not elected;
•	Stockholder Right to Call a Special Meeting. Stockholders holding 25% of the outstanding shares of the Company’s stock for at least one year have the right to call special meetings of stockholders;
•	Proxy Access. Stockholders may nominate directors through proxy access;
•	Communication with the Board. Stockholders may communicate with any director (including our Chairman), any Board committee, or the full Board;
•

Director Stock Ownership Requirements. Directors are required to own equity in Alcoa to have the same economic interest in the performance of the Company as stockholders, which further aligns the directors’ interests with those of our stockholders;

•	No Supermajority Provisions. Alcoa’s charter and bylaw provisions do not include supermajority thresholds, and can be amended by a majority vote of stockholders;
•	No Poison Pill. Alcoa has not adopted a rights plan;
•	Director Engagement. Our directors averaged a 96% attendance rate at Board and committee meetings in 2019; and
•

Annual Say on Pay Approvals. At each annual meeting, stockholders are provided the opportunity to vote on Alcoa’s executive compensation. The Company’s Say on Pay approval rating has exceeded 95% at each of the last three annual meetings.

Alcoa has Multiple Channels for Stockholders to Raise Matters.

The Company actively engages with stockholders to provide an open and constructive forum for stockholders to express concerns. Alcoa’s ongoing stockholder engagement efforts allow the Company to better understand the priorities and perspectives of its stockholders and enables Alcoa to effectively address the issues that matter most to its stockholders as

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2020 PROXY STATEMENT

Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent (continued)

deemed appropriate by the Board and management. In the past year, Alcoa has pursued multiple channels of engagement, including in-person and teleconference meetings with our stockholders. Through these activities, we discuss and receive input, provide additional information, and address questions on our corporate strategy, executive compensation programs, corporate governance, and other topics of interest to our stockholders. Furthermore, stockholders may use our annual meeting to communicate their concerns to management, the Board and other stockholders, including through stockholder proposals in proxy materials to be considered by our full stockholder base. Additionally, stockholders have the ability to hold our directors accountable through annual elections and our majority voting standard and have the ability to nominate candidates to the Board both through traditional processes and our proxy access procedures.

A Lower Written Consent Threshold May Cause Significant Disruption and Confusion at the Company and for Stockholders.

The Board believes that permitting stockholder action by written consent is not appropriate for a widely held public company such as Alcoa. If permitted, multiple stockholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory, and potentially create substantial confusion and disruption for stockholders related to the lack of transparency of a written consent process. Moreover, responding to open solicitations for written consents would impose significant administrative and financial burdens on the Company, while providing little or no corresponding benefit to stockholders.

The Board of Directors recommends a vote “AGAINST” Item 4, this stockholder proposal to amend stockholder ability to act by written consent.

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Questions and Answers

About the Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of Alcoa common stock at the close of business on the record date, March 11, 2020, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a stockholder of record, a registered stockholder, and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.

3.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by telephone within the U.S., U.S. territories, and Canada, by using the toll-free telephone number on the Notice or proxy card, or through the Internet, at the web address provided and by using the procedures and instructions described on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record can also vote by written proxy card. If you are a stockholder of record and receive a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Alcoa Board.

In Person. All stockholders of record may vote in person at the Annual Meeting. See Question 6 below regarding how to obtain an admission ticket to the Annual Meeting.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the Internet. For the Annual Meeting, only the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2020 (Item 2) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Items 1, 3 and 4), you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the Annual Meeting. If you wish to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the broker, bank, or similar organization and bring it with you to hand in with your ballot. You will also need an admission ticket if you plan to attend the Annual Meeting; please see Question 6 below regarding how to obtain one.

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Questions and Answers About the Meeting and Voting (continued)

5.	How do I vote if I participate in one of the employee savings plans?

You must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the Internet. You cannot vote your shares in person at the Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. EDT, on May 3, 2020.

6.	How do I attend the Annual Meeting?

Only holders of Alcoa common stock as of the close of business on the record date of March 11, 2020 or their authorized representatives by proxy may attend the Annual Meeting.

If you plan to attend the meeting in person, you will need an admission ticket:

•

Stockholder of Record or Stockholder in Alcoa Savings Plans. If you are a stockholder of record (meaning, your shares of common stock are registered directly in your name with our transfer agent, Computershare) or you are a participant in a retirement or savings plan maintained by Alcoa and wish to attend the Annual Meeting, please visit www.proxyvote.com and follow the instructions provided to obtain an admission ticket. You will need the 16 digit control number included on your proxy card, voting instruction form or Notice. If you have a paper proxy card because you received the proxy materials in paper form, your admission ticket is on the top half of the proxy card. Please tear off the admission ticket and bring it with you to the Annual Meeting.

•

Beneficial Owner of Shares. If a broker, bank, or other similar organization holds your shares and you would like to attend the meeting, you may register to attend the meeting when you vote your shares; please visit www.proxyvote.com and follow the instructions provided to obtain an admission ticket. You will need the 16 digit control number included on your proxy card, voting instruction form, or Notice. Admission tickets can also be requested by writing to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, or email Corporate_Secretary@Alcoa.com. Please include a copy of your brokerage account statement showing your ownership of Alcoa stock as of the record date of March 11, 2020, or a legal proxy (which you can obtain from your broker, bank, or other similar organization), and we will send you an admission ticket. Alternatively, you may bring proof of ownership, such as your brokerage account statement, that clearly shows that you held Alcoa common stock on the record date of March 11, 2020, or a legal proxy from your bank, broker, or other nominee to the Annual Meeting.

You must also bring valid photo identification for admission.

Please note that the Annual Meeting will begin promptly at 10:00 a.m. EDT. No late admittance will be permitted. For security purposes, no large bags, backpacks, briefcases, packages, or umbrellas will be permitted in the meeting room or adjacent areas, and other items will be subject to search. The use of cameras, audio or video recording equipment, cell phones, computers, and similar devices and recording equipment will be prohibited in the meeting.

Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Alcoa Corporation is taking precautions and planning for the possibility that the 2020 Annual Meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the 2020 Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at www.alcoa.com/investors. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend.

7.	What does it mean if I receive more than one Notice?

If you are a stockholder of record or participate in Alcoa’s employee savings plans, you will receive one Notice (or if you are an employee with an Alcoa email address, an email proxy form that will be disseminated at the time the Notice and this Proxy Statement is first available to stockholders) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever

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Questions and Answers About the Meeting and Voting (continued)

possible. You can do this by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

8.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on May 5, 2020, or by 11:59 p.m. EDT on May 3, 2020 in the case of instructions to the trustee of an employee savings plan):

•	Vote again by telephone or at the Internet website.
•	Transmitting a revised proxy card or voting instruction form that is dated later than the prior one.
•	Stockholders of record may vote in person at the Annual Meeting.
•	Stockholders of record may notify Alcoa’s Secretary in writing that a prior proxy is revoked.
•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

9.	Is my vote confidential?

Yes. Proxy cards, ballots, and voting tabulations that identify stockholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation; or
•	to allow the independent inspector of elections to certify the results of the vote.

10.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Under NYSE rules, the proposal to ratify the appointment of independent auditor (Item 2) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

11.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 11, 2020, the record date for the meeting, Alcoa had 185,915,242 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Alcoa is incorporated in the State of Delaware and its shares are listed on the NYSE. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders. Under our Bylaws, when a quorum is present, in all matters other than the election

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Questions and Answers About the Meeting and Voting (continued)

of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s stockholders. Under the DGCL and our Bylaws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors.

With respect to the election of directors, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows:

	Voting Options:	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes
Item 1—Election of 12 Directors to Serve for a One-Year Term Expiring in 2021	“For,” “Against,” or “Abstain” on each nominee	“FOR” each nominee	Majority of votes cast for such nominee	None

Item 2—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2020	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Brokers have discretion to vote on this item.
Item 3—Advisory Vote to Approve 2019 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.
Item 4—Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent	“For,” “Against,” or “Abstain”	“AGAINST”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.

13.	Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited by Alcoa on behalf of the Board by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $15,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

14.	How do I comment on Company business?

Your comments are collected when you vote using the Internet. You may also send your comments to us at Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. Although it is not possible to respond to each stockholder, your comments help us to understand your concerns.

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Questions and Answers About the Meeting and Voting (continued)

15.	When are 2021 stockholder proposals due?

To be considered for inclusion in the Company’s 2021 proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than November 19, 2020. Address all stockholder proposals to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Annual Meeting, notice of intention to present the proposal, including all information required to be provided by the stockholder in accordance with the Company’s Bylaws, must be received in writing at our principal executive offices by the close of business on February 5, 2021, and no earlier than the close of business on January 6, 2021. Address all notices of intention to present proposals at the 2021 Annual Meeting to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary.

16.	What is “householding”?

Stockholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that stockholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the 2019 Annual Report on Form 10-K, Proxy Statement, or Notice, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary or by email at Corporate_Secretary@Alcoa.com.

Stockholders of record may also request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com. Stockholders owning their shares through a bank, broker, or other nominee may request to begin or to discontinue householding by contacting their bank, broker or other nominee or by calling 1-866-540-7095.

17.	How may I obtain a copy of Alcoa’s 2019 Annual Report on Form 10-K and proxy materials?

The Company will provide by mail or email, without charge, a copy of its 2019 Annual Report on Form 10-K (not including exhibits and documents incorporated by reference), the Proxy Statement for this Annual Meeting, and the Annual Report on Form 10-K and proxy materials for future Annual Meetings (once available) at your request. Please direct all requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, call 412-315-2900, or email Corporate_Secretary@Alcoa.com. These materials also are available, free of charge, on Alcoa’s website at www.alcoa.com. Requests for materials relating to the Annual Meeting, by calling 1-800-579-1639, must be made by April 22, 2020 to facilitate timely delivery.

18.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the Notice. If other matters are properly presented at the Annual Meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion. In addition, the persons designated as authorized proxies on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

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ATTACHMENT A — Additional Information Regarding Financial Measures

Management does not consider the following non-GAAP measures to be a replacement of the most directly comparable GAAP measures, but instead considers such measures as additional information to consider when evaluating the Company’s financial performance.

Annual Incentive Compensation

Reconciliation of Adjusted EBITDA (in millions)

Year ended
December 31,

2019
Net (loss) income attributable to Alcoa Corporation(1)	$(1,125)
Add:
Net income attributable to noncontrolling interest(1)	272
Provision for income taxes(1)	415
Other expenses, net	162
Interest expense	121
Restructuring and other charges, net	1,031
Provision for depreciation, depletion, and amortization	713
Adjusted EBITDA	$1,589
Special items(2)	67
Adjusted EBITDA, excluding special items	$1,656

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deems appropriate to exclude from non-GAAP performance measures.

(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from last in, first out to average cost. The effects of the change in accounting principle have been retrospectively applied to the prior period presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

(2)

Special items include, for the year ended December 31, 2019, costs related to the restart process at the Bécancour, Canada smelter ($39), costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña facilities ($16), costs related to union negotiations in the U.S. ($7), and charges for other special items ($5).

Reconciliation of Free Cash Flow (in millions)

Year ended
December 31,

2019
Cash from operations	$686
Capital expenditures	(379)
Free cash flow	$307

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Alcoa’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

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2020 PROXY STATEMENT

Attachment A (continued)

Normalization applied to “Free Cash Flow—Normalized” metric

For incentive compensation purposes, the Company’s Free Cash Flow—Normalized metric is calculated by taking Alcoa’s Free Cash Flow (which is derived from the Company’s audited Consolidated Financial Statements) for the fiscal year ended December 31, 2019 and normalizing the metric for certain factors not in management’s control.

We normalize for the following items, each of which may have significant effects on financial results but are not impacted by management performance or otherwise within management’s control. Because we generally do not hedge against fluctuations in foreign exchange rates, LME and API prices, and the other prices and costs described above, normalization adjustments were made relative to the described metrics in determining the 2019 IC awards. For 2019, the most significant normalization impacts were driven by LME and API, partially offset by raw material costs. Additionally, we adjust for certain items deemed to be special items to the Company’s financial results.

A description of the normalization of these factors follows:

•

London Metal Exchange (“LME”) Pricing and Alumina Pricing Index (“API”): Without normalization, in years when the LME price of aluminum, or the price of alumina through the API, rises rapidly relative to plan (i.e., our forecasts), annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit. Conversely, when LME and API prices for aluminum and alumina, respectively, fall dramatically relative to our plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control. Our use of normalization enables us to drive operational and financial performance, particularly in recent years of volatile prices.

•

Currency Exchange Rates: Because our revenues are largely U.S. dollar-denominated, while costs in non-U.S. locations are largely denominated in local currency, the volatility of currency exchange rates may have a significant impact on earnings. As our commodities are traded in U.S. dollars, we typically have seen an inverse correlation to foreign currency exchange. Therefore, to avoid double counting, the normalization for the commodity price swings needs to be corrected by concurrent normalization of foreign exchange.

•

Regional Premiums and Tariffs: In addition to LME, API, and foreign currency normalization, results historically have been adjusted to neutralize 50% of the fluctuations in regional aluminum premiums compared to plan as well as 50% of the benefit from tariffs.

•

Raw Material Costs: For 2019, results were normalized to neutralize 100% of the fluctuations in raw material costs compared to the plan. Similar to LME and API, when raw material costs rise rapidly relative to plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control; and conversely, in scenarios of lower raw material prices, annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit.

Calculation of Average Attainment on Business Unit Metrics in Company IC Plan

Performance Measure	Performance Measure Weighting	Performance Result	Achievement (% of Target)	Weighted Performance Result

Bauxite cash conversion cost compared to plan ($WMT)	30%	7.32	80%	24.0%
Alumina production compared to plan (TPD)	15%	36,443	83%	12.4%

Alumina cash conversion cost compared to plan ($/MT)	15%	132.75	27%	4.1%
Aluminum Adjusted EBITDA performance compared to plan-Normalized ($M)	30%	241	112%	33.5%
Average attainment on BU metrics (%)	—	—	82%	24.7%

Normalization applied to “Aluminum BU Adjusted EBITDA Performance Compared to Plan - Normalized” metric

The Company’s operations consist of three worldwide reportable segments: Bauxite, Alumina, and Aluminum. Segment performance under Alcoa Corporation’s management reporting system is evaluated based on a number of factors; however, the primary measure of performance is the Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) of each segment. The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; and Research and development expenses. Alcoa Corporation’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. For additional information, please see Note E of the Consolidated Financial Statements in Part II, Item 8 of the 2019 Form 10-K.

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2020 PROXY STATEMENT

Attachment A (continued)

For incentive compensation purposes, the Aluminum BU Adjusted EBITDA Performance Compared to Plan—Normalized metric is calculated using the Aluminum segment’s Adjusted EBITDA (as set forth in the Company’s audited Consolidated Financial Statements) for the fiscal year ended December 31, 2019 and normalizing the metric for certain factors not in management’s control.

This metric is normalized for LME and API pricing, currency exchange rates, 50% of each of regional premiums and tariffs, and raw material costs, all in the same fashion and as described under the caption “Normalization applied to Free Cash Flow—Normalized” metric above. In addition to those items, this metric was normalized to exclude monetary support provided by the Victoria, Australia government to the Portland aluminum smelter pursuant to an economic assistance agreement with the government in connection with the 2017 restart of the facility. For 2019, the most significant normalization item was LME, partially offset by API.

Long-Term Equity Incentive

Return on Capital Improvement

The Company’s ROC measure is calculated by dividing after-tax earnings by average capital base. After-tax earnings is determined as follows: Income before income taxes plus an addback for both interest expense and special items minus a deduction for interest income, the result of which is multiplied by a 35% tax rate. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deemed appropriate to exclude from non-GAAP performance measures such as Adjusted EBITDA as described above. Average capital base is determined as follows: Total assets less cash and cash equivalents, restricted cash, short-term investments, and current liabilities (except for current portion of long-term debt and short-term borrowings). Each of these components represents the average of such amount as of the end of each of the Company’s four quarters in a given calendar year.

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VOTE BY INTERNET

Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 5, 2020 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 3, 2020 for shares held in an Alcoa savings plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 5, 2020 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 3, 2020 for shares held in an Alcoa savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D00824-Z76711	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ALCOA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.

1.	Election of 12 directors to serve for a one-year term expiring in 2021	For	Against	Abstain

	1a. Michael G. Morris	☐	☐	☐
	1b. Mary Anne Citrino	☐	☐	☐			For	Against	Abstain
	1c. Pasquale Fiore	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020 Advisory vote to approve 2019 named executive officer compensation	☐	☐	☐
	1d. Timothy P. Flynn	☐	☐	☐	3.

	1e. Kathryn S. Fuller	☐	☐	☐	4.	Stockholder proposal to amend stockholder ability to act by written consent, if properly presented	☐	☐	☐

	1f. Roy C. Harvey	☐	☐	☐
	1g. James A. Hughes	☐	☐	☐

	1h. James E. Nevels	☐	☐	☐	Please sign exactly as your name or name(s) appear(s) on this proxy card. If shares are held jointly, EACH holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
	1i. Carol L. Roberts	☐	☐	☐
	1j. Suzanne Sitherwood	☐	☐	☐
	1k. Steven W. Williams	☐	☐	☐

	1l. Ernesto Zedillo	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Alcoa Corporation Annual Meeting of Stockholders

Wednesday, May 6, 2020 10:00 a.m. EDT

Fairmont Pittsburgh

Grand Ballroom

510 Market Street

Pittsburgh, PA 15222*

Admission Ticket

This ticket is not transferable.

Please keep this ticket to be

admitted to the annual meeting.

You will also need to present valid photo

identification for admission to the meeting.

*Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, Alcoa Corporation is taking precautions and planning for the possibility that the 2020 Annual Meeting may be held at a different location or solely by means of remote communication (i.e., virtual-only meeting), and with additional procedures to protect public health and safety. If we determine to hold the 2020 Annual Meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at www.alcoa.com/investors. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 6, 2020

The proxy statement and the annual report are available at www.proxyvote.com

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D00825-Z76711

Alcoa Corporation

201 Isabella Street, Suite 500

Pittsburgh, PA 15212

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roy C. Harvey, Jeffrey D. Heeter, and Marissa P. Earnest, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Corporation the undersigned is entitled to vote, including with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alcoa Corporation to be held on May 6, 2020, and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR each nominee listed in Item 1 (Election of Directors), FOR Item 2 (Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2020), FOR Item 3 (Advisory Vote to Approve 2019 Named Executive Officer Compensation) and, if properly presented, AGAINST Item 4 (Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent). The proxies are authorized to vote, in their discretion and to the extent permitted by applicable law or rule, upon other matters that may arise during the 2020 Annual Meeting (including without limitation, to adjourn the 2020 Annual Meeting). The deadline for voting online or by telephone is 11:59 p.m. EDT on May 5, 2020. If you vote by mail, your proxy card must be received before the 2020 Annual Meeting for your vote to be counted.

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Corporation held by the undersigned under any such plans. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. EDT on May 3, 2020, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Your vote on the election of directors and the other proposals described in the accompanying Proxy Statement may bespecified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on the reverse side